Exhibit (a)(ii)

                          Letter Agreement, dated as of
                               September 25, 2007

                                                               EXECUTION VERSION

                                   QIMONDA AG
                            GUSTAV-HEINEMANN RING 212
                                 D-81739 MUNICH
                                     GERMANY

                                                        As of September 25, 2007

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York  10013

      Infineon Technologies Investment BV
      Exchangeable Notes Due 2010

Ladies and Gentlemen:

      Reference is made to the Deposit Agreement, dated as of August 14, 2006 (the "Deposit Agreement"), by and among Qimonda AG, a company incorporated under the laws of the Federal Republic of Germany (the "Company"), Citibank, N.A., as Depositary (Citibank in such capacity, the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares (the "ADSs") issued thereunder. All capitalized terms used, but not otherwise defined, herein shall have the meaning assigned thereto in the Deposit Agreement.

      Infineon Technologies Investment BV ("Infineon BV") has sold, in a transaction exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S ("Reg S") thereunder, Exchangeable Notes due 2010, in the aggregate principal amount of (euro) 215,000,000 (the Notes so sold by Infineon BV, the "Notes"), each Note exchangeable at the option of the holder thereof (such holder, an "Exchanging Noteholder") on or after November 6, 2007 into (a) ADSs, or (b) Shares, in each case upon the terms and conditions set forth in the Terms and Conditions of the Notes (Anleihebedingungen), a copy of which is attached hereto as Exhibit A (the "Terms and Conditions"). The Notes are, pursuant to the Terms and Conditions, exchangeable into ADSs only if the "Registration Condition" (as defined in Section 9(1) of the Terms and Conditions and hereafter used as so defined) has been satisfied. If the Registration Condition is not satisfied at the time of the exchange of the Notes by a Noteholder, settlement of the exchange is, pursuant to the Terms and Conditions, to occur only in Shares as contemplated by
Section 10 of the Terms and Conditions.

      The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance of ADSs upon deposit of Shares by Infineon upon the exchange of Notes in accordance with the Terms and Conditions (such Shares, the "Exchange Shares"). The parties agree that this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6, or the next amendment to the existing F-6 Registration Statement, filed with the Commission in respect of the ADSs.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infineon BV, Infineon Technologies AG ("Infineon AG"), the Company and the Depositary hereby agree as follows:

      1. Authority to Accept Deposit of Exchange Shares and Issue ADSs. The Company hereby instructs the Depositary, and the Depositary hereby agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, to establish procedures, not inconsistent with the Deposit Agreement, to enable the deposit of Exchange Shares with the Custodian by Infineon BV on behalf of the Exchanging Noteholders upon the exchange of Notes in order to enable the issuance by the Depositary to the Exchanging Noteholders of ADSs issued pursuant to the terms of the Deposit Agreement and this Letter Agreement and to issue and deliver ADSs to the applicable Exchanging Noteholders, in each case upon the terms set forth herein.

      2. Infineon BV and Infineon AG Assistance. Infineon BV and Infineon AG agree to provide commercially reasonable assistance to the Depositary upon the request of the Depositary in connection with the establishment of procedures to enable the acceptance of the deposit by Infineon BV on behalf of Exchanging Noteholder(s) of the Exchange Shares with the Custodian and the issuance and delivery of ADSs to the Exchanging Noteholder(s).

      3. Representations and Warranties. Each of Infineon BV and Infineon AG hereby represents and warrants as follows:

            (i) the Exchange Shares to be deposited by Infineon BV on behalf of the Exchanging Noteholder(s) for the purpose of the issuance of ADSs will, at the time of deposit, (w) have been duly authorized, validly issued, fully paid, non-assessable and legally obtained, and will be free of any preemptive rights of the holders of outstanding Shares, (x) rank pari passu with respect to the other Shares then on deposit under the Deposit Agreement that are not Exchange Shares, (y) be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (z) not be "Restricted Securities" (as defined in the Deposit Agreement) and will not have been stripped of any rights or entitlements;

            (ii) it will not deposit any Exchange Shares with the Custodian, nor request the Depositary to issue ADSs in respect thereof, if the Registration Condition has not been satisfied as to that exercise of the Exchange Rights (as defined in the Terms and Conditions and hereinafter used as so defined);

            (iii) in the event the Registration Condition has not been satisfied in respect of an exercise of Exchange Rights, it will not deliver any Exchange Shares to the Exchanging Noteholder unless the applicable beneficial owner of the Notes being exchanged has delivered all the certifications contemplated in
                  Section 8(1) of the Terms and Conditions; and

            (iv) all requisite approvals have been obtained in Germany and The Netherlands for the issuance of the Notes, the exchange of Notes into Exchange Shares and ADSs, and the deposit of the Exchange Shares with the Custodian and the issuance and delivery by the Depositary of ADSs in respect thereof.

      Such representations and warranties shall survive the deposit of the Exchange Shares and the issuance and delivery of ADSs in respect thereof.

      4. Opinions of Counsel. Concurrent with the closing of the issuance of the Notes, Infineon BV and Infineon AG will provide the Depositary with (a) an opinion of counsel in The Netherlands reasonably satisfactory to the Depositary addressing, inter alia, (i) the execution and delivery of this Letter Agreement by Infineon BV, (ii) the satisfaction of all regulatory requirements in The Netherlands for the issuance of the Notes and the issuance and delivery of Exchange Shares and ADSs upon exercise of the Exchange Rights, and (iii) the absence of any breach or violation of any law of The Netherlands, and (b) an opinion of counsel in Germany reasonably satisfactory to the Depositary addressing, inter alia, (i) the execution and delivery of this Letter Agreement by Infineon AG, and the valid issuance of the Exchange Shares, (ii) the satisfaction of all regulatory requirements in Germany for the issuance of the Notes and the issuance and delivery of Shares and ADSs upon exercise of the Exchange Rights, and (iii) the absence of any breach or violation of any law of Germany, and (c) an opinion of U.S. counsel reasonably satisfactory to the Depositary addressing, inter alia, (i) the due execution and delivery of this Letter Agreement and its enforceability under New York law, (ii) satisfaction of all U.S. securities registration requirements for the issuance of the Notes and the issuance and delivery of Exchange Shares and ADSs upon the exercise of the Exchange Rights, and (iii) the absence of any breach or violation of any New York State or Federal U.S. law.

      5. Indemnity. Infineon BV and Infineon AG agree, jointly and severally, to indemnify the Depositary and the Custodian and, in the case of clause (b) below, the Company, against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of, or in connection with, the issuance of ADSs upon the terms hereof, or (b) out of acts performed or omitted in connection with this Letter Agreement, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary or the Custodian, and, in the case of clause (b) above, the Company, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by Infineon BV and Infineon AG.

      The obligations set forth in this Section 5 shall survive the termination of this Letter Agreement and the succession or substitution of any party hereto.

      6. Depositary Fees. The Depositary confirms that the Depositary will not charge any ADS issuance fees upon the deposit of Exchange Shares by Infineon BV and the issuance of ADSs in regard thereof.

      7. Infineon AG Acknowledgement. In connection with that certain American Depositary Share Lending Agreement, dated as of September 20, 2007 (the "Lending

Agreement"), among Infineon AG, JP Morgan Securities Ltd and JP Morgan Chase Bank, National Association, Infineon AG acknowledges that it is aware that (i) any ADSs returned to it pursuant to the Lending Agreement are subject to restrictions on sale and transfer under the U.S. securities laws and agrees not to sell or otherwise transfer such ADSs without satisfying such restrictions,
(ii) the terms of the Deposit Agreement may, in certain circumstances, limit or affect the rights of Infineon AG in the Shares on deposit (i.e., dividends are payable to ADS Holders in U.S. Dollars, voting rights are subject to the voting section of the Deposit Agreement), and (iii) the cancellation of ADSs for the purpose of withdrawing the underlying Shares on deposit with the Custodian is subject to the payment of the Depositary fees specified in the Deposit Agreement, unless such fees are waived by the Depositary.

      8. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York. The parties hereto expressly agree that, to the extent this letter agreement or any agreement or document referred to herein or made pursuant hereto is executed on behalf of Infineon BV by one or more attorneys-in-fact acting pursuant to a power of attorney from Infineon BV and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, the laws of The Netherlands shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

[remainder of page intentionally left blank]

      The parties have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                       QIMONDA AG


                                       By: /s/ Florian Bogel
                                           -------------------------------------
                                           Name: Florian Bogel
                                           Title: Corporate Legal counsel Senior
                                                  Director


                                       By: /s/ Nicole Lau
                                           -------------------------------------
                                           Name: Nicole Lau
                                           Title: Corporate Legal Counsel Senior
                                                  Director

                                       INFINEON TECHNOLOGIES AG


                                       By: /s/ Rudolf von Moreau
                                           -------------------------------------
                                           Name: Rudolf von Moreau
                                           Title: Corporate Legal Counsel


                                       By: /s/ Dr. Cornelius Simons
                                           -------------------------------------
                                           Name: Dr. Cornelius Simons
                                           Title: Corporate Legal Counsel

                                       INFINEON TECHNOLOGIES
                                             INVESTMENT BV


                                       By: /s/ Andreas Brandstetter
                                           -------------------------------------
                                           Name: Andreas Brandstetter
                                           Title: Managing Director


                                       By: /s/ Leonhard Mayr
                                           -------------------------------------
                                           Name: Leonhard Mayr
                                           Title: Managing Director

Agreed to as of the date set forth above:

        CITIBANK, N.A.,
                 as Depositary


        By: /s/ Paul Martin
            -----------------------------
            Name: Paul Martin
            Title: Vice President

                                    EXHIBIT A

                  TERMS AND CONDITIONS OF THE NOTES (ATTACHED)

               NOT FOR DISTRIBUTION INTO OR IN THE UNITED STATES.

THESE NOTES AND THE ADSs INTO WHICH THEY MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THESE NOTES WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND ARE ONLY BEING OFFERED AND SOLD TO NON-U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES
ACT) OUTSIDE THE UNITED STATES IN RELIANCE ON REGULATION S. NEITHER THESE NOTES NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THESE NOTES MAY NOT BE EXCHANGED, UNLESS THE ADSs ARE REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                              TERMS AND CONDITIONS

The German version of the Terms and Conditions is the only legally binding version.

The English translation is for convenience only.

Nur die deutsche Version dieser Anleihebedingungen besitzt
Rechtsverbindlichkeit.

Bei dem englischen Text handelt es sich lediglich um eine unverbindliche Ubersetzung.

                              TERMS AND CONDITIONS
                                      ss. 1
                              (General Provisions)

(1) Nominal Amount and Denomination. This issue by Infineon Technologies Investment B.V. (the "Issuer"), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, of 1.375% Guaranteed Subordinated Exchangeable Notes due 2010 in the aggregate nominal amount of

                                (euro)215,000,000
                  (in words: euro two hundred fifteen million)

      is divided into notes in bearer form with a nominal amount of (euro)50,000 (the "Principal Amount") each, which rank pari passu among themselves (the "Notes").

(2)   Form and Custody.

      (a) The Notes are represented by a global certificate (the "Global Note") payable to bearer without interest coupons. Definitive certificates representing individual Notes and interest coupons shall not be issued. A copy of the Global Note is available to the holders of the Notes (each a "Noteholder") free of charge at the offices of the Paying Agent ( ss. 17(1)).

      (b) The Global Note will be kept in custody with Clearstream Banking AG, Frankfurt am Main ("Clearstream Banking" or the "Clearing System"), until all obligations of the Issuer under the Notes have been satisfied. The Global Note shall be manually signed by two authorised representatives of the Issuer and shall be authenticated by or on behalf of the Paying Agent (ss. 17(1)). The Notes shall be transferable by appropriate entries in securities accounts in accordance with applicable rules of Clearstream Banking and, outside the Federal Republic of Germany ("Germany"), of Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Luxembourg"), and Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear").

      (c) The Global Note will include on its face the following legend: "THIS GLOBAL NOTE AND THE ADSs INTO WHICH IT MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THIS GLOBAL NOTE WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). NEITHER THIS GLOBAL NOTE NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THIS GLOBAL NOTE MAY NOT BE EXCHANGED UNLESS THE ADSs ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE."

      (d) Book-Entry. Pursuant to an agreement dated September 25, 2007 between the Issuer and Clearstream Banking, the Issuer has appointed Clearstream Banking as its book-entry registrar (the "Book-Entry Registrar") in respect of the Notes. Without prejudice to the issuance of the Notes in bearer form and their status as bonds in bearer form for German legal purposes, the Issuer has agreed to maintain a register showing the aggregate number of the Notes represented by the Global Note registered in the name of the Book-Entry Registrar. Clearstream Banking has agreed, as agent of the Issuer, to maintain records of the Notes credited to the accounts of the accountholders at Clearstream Banking for the benefit of the holders of the co-ownership interests in the Notes represented by the Global Note. The Issuer and Clearstream Banking have agreed, for the benefit of the holders of co-ownership interests in the Notes, that the actual number of Notes from time to time will be evidenced by the records of the Book-Entry Registrar.

                                      ss. 2
         (Subordination of Payment Claims, Status of the Notes; Negative
                                Pledge of Issuer)

(1) Subordination of Payment Claims, Status of the Notes. The claims of the holders of the Notes (the "Noteholders") for payment of principal or interest or any other amounts arising under the Notes shall be subordinated to the claims of all other creditors of the Issuer which are senior and not subordinated. Such subordination shall mean that in any event of liquidation, bankruptcy or other proceedings to avoid bankruptcy any amounts that become payable under the Notes shall be paid only after all claims against the Issuer which are senior and not subordinated have been satisfied. Any right to set-off claims arising from the Notes against claims of the Issuer shall be excluded. The Notes are unsecured obligations of the Issuer ranking pari passu among themselves and at least pari passu with all other present and future unsecured and subordinated obligations of the Issuer, save for such obligations as may be preferred by applicable law.

(2) Negative Pledge. So long as any Notes shall remain outstanding, but only until the time at which all amounts payable to the Noteholders under the Notes in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (ss. 17(1)) and all obligations pursuant to ss. 7 have been fulfilled, the Issuer undertakes not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders (ss. 2(1)) share equally and ratably in such security. The undertaking pursuant to sentence 1 shall not apply to security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals or (iii) provided by the Issuer to secure any claims of the Issuer against any of its consolidated subsidiaries or any third party if such claims exist on the issue date of the Notes or arise at any time in the future as a result of the passing on of the proceeds from the sale by the Issuer of any debt securities to the extent that any such security serves to secure obligations under such debt securities. Any security which is to be provided pursuant to sentence 1 may also be provided to a person acting as trustee for the Noteholders.

(3) Capital Market Indebtedness. For the purpose of these Terms and Conditions "Capital Market Indebtedness" means any obligation to repay money that is borrowed through the issuance of bonds, notes or other debt securities which are capable of being listed or traded on a stock exchange or other recognized securities market; except as expressly provided above, it does not include any off-balance sheet assets and liabilities.

                                      ss. 3
                                   (Interest)

(1) Interest Rate. The Notes shall bear interest on their Principal Amount at the rate of 1.375% per annum from and including September 26, 2007 (the "Issue Date"). Interest shall be payable annually in arrears on August 31 of each year (each a "Coupon Date"), commencing on August 31, 2008. The last Coupon Date shall be the Maturity Date (ss. 4(1)) (unless the Notes have previously been redeemed, exchanged or purchased and cancelled). Interest shall cease to accrue as of the beginning of the date on which the Notes become due for redemption. In the event of an exercise of the Exchange Right (ss. 7(1)) in respect of any Note, interest shall cease to accrue on that Note as of the end of the day immediately preceding the last Coupon Date prior to the Exchange Date (ss. 8(4)) or, if there has not yet been a Coupon Date, the Issue Date.

(2) Late Payments of Principal. Should the Issuer fail to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by law on their Principal Amount from the due date (inclusive) until (but not including) the date of actual redemption of the Notes.

(3) Day Count Fraction. If interest is to be calculated for a period of less than one year, it shall be calculated on the basis of the actual number of days elapsed, divided by 365 (or, if any portion of that period falls in a leap year, the sum of (i) the actual number of days in that period falling in a leap year divided by 366 and (ii) the actual number of days in that period falling in a non-leap year divided by 365).

                                      ss. 4
         (Redemption at Maturity for Cash; Repurchase; Early Redemption)

(1) Redemption at Maturity for Cash. The Issuer shall redeem the Notes for cash at their Principal Amount together with interest accrued to (but not including) the date of redemption on August 31, 2010 (the "Maturity Date") subject to postponement pursuant to ss. 7(2), ss. 8(1) or 10(1), unless they have previously been redeemed, exchanged or repurchased and cancelled.

(2) Repurchase. The Issuer and/or Infineon Technologies AG, Munich ("Infineon Technologies AG" or the "Guarantor"), or any of their affiliates within the meaning of ss. 15 German Stock Corporation Act shall be entitled at any time to purchase Notes in the market or otherwise for cancellation.

(3) Early Redemption at the Option of the Issuer for Reasons of Share Price. The Issuer may at its option, on giving not less than 20 nor more than 40 days' notice by publication in accordance with ss. 18, redeem the outstanding Notes in whole, but not in part, at their Principal Amount together with interest accrued to (but excluding) the date of redemption, if the Share Price (ss. 4(5)) of the ADSs (ss. 7(1)) on each of 15 Trading Days (ss. 4(5)) during a period of 30 consecutive Trading Days commencing on or after August 31, 2009, exceeds 130% of the Exchange Price calculated pursuant to ss. 7(1) (such Share Prices for such Trading Days being expressed in euro at, for each such Trading Day, the mid Euro/$ rate appearing on or derived from screen page EUR Currency HP on the Bloomberg screen (or any successor screen page). Such notice of early redemption shall be irrevocable and must be given within five Business Days (ss. 5(3)) after the last Trading Day of the period of 30 consecutive Trading Days referred to in sentence 1. If such notice is not given before the expiration of such five Business Day period, the Issuer's right to redeem the Notes pursuant to this ss. 4(3) in respect of such period of 30 consecutive Trading Days shall expire. Such right may subsequently be exercised in respect of any period of 30 consecutive Trading Days ending after the most recent period of 30 consecutive Trading Days with respect to which such right expired. If the end of the notice period falls within an Excluded Period (ss. 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 after the end of the Excluded Period. The notice pursuant to sentence 1 shall determine the date of redemption, and state the facts which establish the right of the Issuer to redeem the Notes pursuant to this ss. 4(3).

(4) Early Redemption at the Option of the Issuer for Reasons of Ownership Level and Mandatory Early Redemption upon Termination of the ADR Facility. The Issuer may at its option, on giving not less than 10 nor more than 15 days' notice by publication in accordance with ss. 18, redeem the outstanding Notes in whole, but not in part, at the Principal Amount thereof together with accrued interest to (but excluding) the date of redemption, if the Issuer has determined that, as a result of a publicly announced transaction involving the ADSs (ss. 7(1)) or the Shares, there is a substantial likelihood that the aggregate ownership of the share capital of Qimonda AG by the Issuer, the Guarantor and any of their respective subsidiaries will be less than 50% plus one share. If the end of the notice period falls within an Excluded Period (ss. 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 10 days from the notice period pursuant to sentence 1 after the end of the Excluded Period. In addition, the Issuer shall redeem the outstanding Notes in whole, and not in part, on giving not less than 20 nor more than 40 days' notice as provided in, and at the redemption price set forth in, the two immediately preceding sentences, if either Qimonda AG or the Depositary (as defined below) has publicly announced that the Deposit Agreement among Qimonda AG, Citibank, N.A., as Depositary (or any successor, the "Depositary"), and the holders and beneficial owners of ADRs issued thereunder from time to time dated August 14, 2006 (the "Deposit Agreement"") or any successor thereto (together with the Deposit Agreement the "ADR Facility") will be terminated without a replacement agreement in respect of a substantially equivalent facility in place prior to such termination and the holders of ADSs will receive in exchange therefor ordinary shares of Qimonda AG or another issuer; provided that the redemption date shall be set prior to the effective date of such termination. If the end of the notice period falls within an Excluded Period (ss. 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 of this subparagraph after the end of the Excluded Period.

(5) Adjustment of Exchange Ratio for Reasons of the Ownership Level or Termination of the ADR Facility. In case where the Issuer gives notice of redemption in accordance with ss. 4(4), upon any exercise of the Exchange Right (ss. 7(1)) after such notice, the Exchange Ratio (ss. 7(1)) shall be adjusted pursuant to the following formula (subject to an adjustment pursuant to ss. 12, whereas ss. 12(7) sentence 2 shall apply mutatis mutandis):

      E(a) = {E x [1 + (Pr x c/t)]} x 1.03

      Where:

      E(a) = the adjusted Exchange Ratio;

      E = the Exchange Ratio immediately prior to the date on which any of the notices in accordance with ss. 4(4) is given;

      Pr = the initial exchange premium of 35%;

      c = the number of days from and including the date on which any of the notices in accordance with ss. 4(4) is given to but excluding the Maturity Date;

      t = the number of days from and including the Issue Date to but excluding the Maturity Date; and

      provided that (Pr x c/t) shall at all times be at least equal to 50% of the initial exchange premium.

      "Share Price" means, with respect to the ADSs, on any date, the volume weighted average price per ADS for such date appearing on or derived from screen page AQR on the Bloomberg screen (or any successor screen page) or, if no volume weighted average price is reported, the closing sale price or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the ADSs are then traded, if any. If the ADSs are not listed for trading on a United States national or regional securities exchange on the relevant date, the Share Price shall be the average of the last quoted bid and ask prices per ADS in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Exchange Agent (ss. 17(2)) will determine the Share Price on the basis of such quotations or other information as it considers commercially reasonable and appropriate; and any such determination will be conclusive absent manifest error. Any reference in these Terms and Conditions to the Share Price will include, if the determination of the Share Price is discontinued, a reference to a quotation which replaces the Share Price by (a) virtue of law or (b) on the basis of generally accepted market practice.

      "Trading Day" means a day on which regular trading occurs on the New York Stock Exchange or, if different, the principal U.S. trading market for the ADSs, or, if the ADSs are no longer listed on a U.S. national or regional securities exchange, the New York Stock Exchange.

(6) Early Redemption at the Option of the Issuer for Reasons of Insufficient Outstanding Principal Amount. If at any time the aggregate principal amount of outstanding Notes falls below (euro)43,000,000 in aggregate principal amount, the Issuer is entitled, by giving not less than 20 nor more than 40 days' notice by publication in accordance with ss. 18, to redeem the remaining Notes in whole, but not in part, at their Principal Amount together with interest accrued to (but excluding) the date of redemption. Such notice will be irrevocable and shall state the date of early redemption. If the end of the notice period falls within an Excluded Period (ss. 7(4)), then the notice shall become effective only five Business Days after the end of that Excluded Period, meaning the date of redemption shall not be earlier than five Business Days plus at least 20 days from the notice period pursuant to sentence 1 after the end of the Excluded Period.

                                      ss. 5
                              (Currency; Payments)

(1) Currency. All payments on the Notes including amounts payable pursuant to ss. 4, shall be made in Euro.

(2) Payments of Principal and Interest. Payments of principal of, and interest on, the Notes shall be made on the relevant Payment Date (ss. 5(4)) to the Paying Agent for on-payment to the Clearing System or to its order in euro for credit to the accounts of the respective accountholders of the Clearing System. All payments made by the Issuer to the Clearing System or to its order shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

(3) Business Days. If any Due Date for payments in respect of the Notes is not a Business Day, such payment will not be made until the next following Business Day, and no interest shall be paid in respect of the delay in such payment. A "Business Day" means a day (other than a Saturday or Sunday) on which (i) the Trans-European Automated Real-time Gross-settlement Express Transfer (TARGET) System and (ii) the Clearing System settle paymentsand (iii) banks and securities markets are open for business generally in Frankfurt am Main, Germany.

(4) Payment Date/Due Date. For the purposes of these Terms and Conditions, "Payment Date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with ss. 5(3), and "Due Date" means the payment date provided for herein, without taking account of any such adjustment.

(5) Depositing in Court. The Issuer may deposit with the Local Court (Amtsgericht) in Munich amounts due pursuant to ss. 4 and principal and interest, if any, not claimed by a Noteholder within twelve months after the respective Due Date. To the extent the Issuer waives its right to withdraw such deposit, the relevant claims of the Noteholders against the Issuer shall be extinguished.

                                      ss. 6
                                     (Taxes)

All amounts payable by the Issuer in respect of the Notes and by the Guarantor (ss. 4(2)) in respect of the Guarantee (ss. 13(1)) will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by or in or on behalf of The Netherlands or the Federal Republic of Germany or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law.

                                      ss. 7
                                (Exchange Right)

(1) Exchange Right. The Issuer grants to each Noteholder the right (the "Exchange Right") to exchange, in accordance with this ss. 7, at any time during the Exchange Period (ss. 7(2)) each Note in whole, but not in part, into 4,770.9924 (the "Exchange Ratio") ADSs (as defined below) based on an initial exercise price per ADS of (euro) 10.48 (the "Exchange Price"), subject to adjustment pursuant to these Terms and Conditions. Delivery of the ADSs shall be made in accordance with ss. 9(1). Notwithstanding the foregoing, if at the time a Noteholder delivers its Exchange Notice ( ss. 8(1) ) the Registration Condition (ss. 9(1)) is not satisfied, then, subject to the satisfaction by such Noteholder of conditions set forth in ss. 8(1), such Noteholder shall receive, in lieu of the number of ADSs it otherwise would have received based on the Exchange Ratio had the Registration Condition been satisfied, such number of ordinary shares of Qimonda AG and/or such other securities, assets or property as is then represented by such number of ADSs increased by 5%. Delivery of Qimonda AG ordinary shares (and/or other securities, assets and property then represented by ADSs) shall be made only in accordance with ss. 10(1).

      If more than one Note is exchanged at any one time by the same Noteholder, the number of ADSs to be delivered upon such exchange will be calculated on the basis of the aggregate principal amount of such Notes to be exchanged.

      "ADSs" means American Depositary Shares, initially each representing one ordinary share, without par value, of Qimonda AG.

(2)   Exchange Period. To the extent not otherwise provided for in subparagraph
      (2), (3) and (4) of this ss. 7, the Exchange Right may be exercised by a Noteholder from the 41st day after the Issue Date, which is November 6, 2007, until August 17, 2010 (both dates inclusive), subject to extension pursuant to ss. 8(1) or ss. 10(1) (the "Exchange Period"). If the end of the Exchange Period falls on a day which is not a Business Day, the Exchange Period shall terminate on the Business Day immediately preceding such day. If the last day of the Exchange Period falls in an Excluded Period (ss. 7(4)), the Exchange Period shall terminate on the fifth Business Day following the end of such Excluded Period (the "Delayed Period End Date"). If the Delayed Period End Date determined according to the previous sentence has not occurred prior to the third Business Day before the scheduled Maturity Date, the Maturity Date will be postponed such that the Maturity Date will, with respect to all Notes outstanding at that time, be the third Business Day following the Delayed Period End Date.

(3) Early Termination of the Exchange Period for Notes Called for Redemption. In the event the Notes are declared due for redemption by the Issuer pursuant to ss. 4(3), (4) or (6), the Exchange Period with respect to the Notes shall terminate at the end of the fifth Business Day, in case of ss. 4(4) at the end of the third Business Day, prior to the day fixed for redemption, subject to extension pursuant to ss. 7(2), ss. 8(1) or 10(1), unless the Issuer fails to satisfy its redemption payment obligations on the date fixed for redemption.

(4) Excluded Period. The exercise of the Exchange Right shall be excluded during any of the following periods (each an "Excluded Period"):

      (a) in connection with any shareholders' meetings of Qimonda AG, a period commencing on the ADS shareholders' meeting record date established by the Depositary for such shareholders' meeting and ending on the Business Day following such shareholders' meeting (both dates exclusive);

      (b) a period commencing on the ADS Record Date (ss. 12(11)) established by the Depositary for the distribution of rights to purchase additional ADSs and ending on the last day of the subscription period (both dates inclusive);

      (c) each period commencing on the date that falls two calendar weeks prior to the end of each financial quarter (or financial year, as the case may be) of Qimonda AG and ending on the fourth Trading Day after the date on which Qimonda AG publishes, by press release or by filing with the U.S. Securities and Exchange Commission (the "SEC"), its interim report or annual report for the then most recently ended financial period; and

      (d) from time to time, a period in which the board of management of Qimonda AG determines that continued use of a registration statement valid at that time or of a prospectus valid at that time would require Qimonda AG to make disclosures that would not be in the best interests of Qimonda AG or its stockholders; provided, however, that the total number of days in which an Excluded Period under this clause (d) is in effect shall not, in the aggregate, exceed 90 days during any calendar year.

                                      ss. 8
                          (Exercise of Exchange Right)

(1) Exchange Notice. To exercise the Exchange Right, the Noteholder must deliver at its own expense during normal business hours to the Exchange Agent (ss. 17(2)) a duly completed exercise notice (the "Exchange Notice") using the form then in effect obtainable from the Exchange Agent. If upon receipt of the Exchange Notice, the Exchange Agent notifies such Noteholder that the Registration Condition is not satisfied, such Noteholder will be required to deliver to the Exchange Agent the additional duly executed certificate specified below by 5:00 pm on the 2nd Business Day following the day on which the Exchange Notice has been given, in which case - if such additional certificate is delivered to the Exchange Agent on a timely basis - the day on which the Exchange Notice has been delivered shall be deemed for all purposes hereunder to be the date on which the Exchange Notice was given. If following the notification that the Registration Condition is not satisfied such Noteholder does not deliver such additional certificate within the deadline specified in the immediately preceding sentence (or if such Noteholder notifies the Exchange Agent that it is withdrawing its Exchange Notice prior to such deadline), the Exchange Notice shall be deemed withdrawn by such Noteholder for all purposes hereunder and if the original Exchange Notice has been provided by such Noteholder during the last three Business Days of the Exchange Period, such Exchange Period shall be extended by ten Business Days and, if the Maturity Date or a redemption date is scheduled to occur during such extended Exchange Period, the Maturity Date or such redemption date shall be postponed accordingly but only with respect to the Notes identified by such Noteholder in its original Exchange Notice. Except as stated in the immediately preceding sentence, the Exchange Notice is irrevocable. The Exchange Notice shall, among other things:

      -- state the name and address (natural person) or name, domicile and address (legal person) of the exercising person and a fax or email address to which any necessary notification that the Registration Condition is not satisfied can be provided;

      -- specify the number of Notes with respect to which the Exchange Right is being exercised;

      -- designate the securities account of the Noteholder at The Depository Trust Company ("DTC") or DTC participant to which the ADSs are to be delivered;

      -- if applicable, designate a euro account of the Noteholder to which payments, if any, are to be made; and

      -- if the Exchange Agent notifies the Noteholder that the Registration Condition is not satisfied on the date on which the Noteholder delivers its Exchange Notice, an additional certificate duly executed by or on behalf of the beneficial owner of the Notes submitted for the exchange containing the following representations and warranties by the beneficial owner of the Notes:

            (1) it is not a U.S. person (as defined below) and is not acquiring the securities deliverable to it upon the exchange of the Notes for the account or benefit of any U.S. person;

            (2) it agrees not to resell such securities within the United States or to a U.S. person for a period of 40 days, except pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from the registration requirements thereof;

            (3) it agrees not to engage in hedging or derivative transactions involving such securities other than in compliance with the U.S. Securities Act;

            (4) it agrees that the Exchange Right may not be exercised within the United States, and that the securities may not be delivered within the United States upon exchange; and

            (5) it agrees not to deposit such securities in exchange for ADSs for a period of 40 days after the delivery thereof.

            For the purposes of such representations and warranties, "U.S. person" has the meaning set forth in Regulation S under the U.S. Securities Act.

(2) Further Requirements for Exercise of Exchange Right. The exercise of the Exchange Right shall further require that the Notes to be exchanged be delivered to the Exchange Agent (ss. 17(2)) by transferring the Notes to the Clearstream Banking account of the Exchange Agent. The Notes shall be transferred to the Exchange Agent to be held for the account of the Noteholder until all claims of such Noteholder under the Notes have been satisfied.

(3) Review of Exchange Notice. Upon fulfillment of all requirements specified in ss. 8(1) and (2) for the exercise of the Exchange Right, the Exchange Agent (ss. 17(2)) will verify whether the number of Notes delivered to the Exchange Agent exceeds or falls short of the number of Notes specified in the Exchange Notice. In the event of any such excess or shortfall, the Exchange Agent shall receive from the Issuer and deliver to the Noteholder the lower of (i) such total number of ADSs (or the underlying securities, assets or property) which, based on the Exchange Ratio, corresponds to the number of Notes set forth in the Exchange Notice as those with respect to which the Exchange Right is being exercised and (ii) such total number of ADSs (or the underlying securities, assets or property) which, based on the Exchange Ratio, corresponds to the number of Notes in fact delivered. Any remaining Notes shall be returned to the Noteholder.

(4) Exchange Date. The Exchange Right shall be validly exercised on the Business Day on which all of the prerequisites specified in ss. 8(1) and
      (2) for the exercise of the Exchange Right at the option of a Noteholder have been fulfilled (the "Exchange Date"). In the event that the prerequisites specified in ss. 8(1) and (2) are fulfilled on a day which falls within an Excluded Period, the Exchange Right shall not have been validly exercised. In such a case, the Notes delivered for exchange shall be returned to the Noteholder.

                                      ss. 9
                               (Delivery of ADSs)

(1) Delivery of ADSs. Delivery of ADSs upon any exercise of the Exchange Right may only be made if, at the time when the Exchange Notice is delivered by a Noteholder, a registration statement on an appropriate form covering such an exchange and identifying the Issuer as the selling stockholder that is entitled to sell securities of Qimonda AG for consideration other than cash has been filed by Qimonda AG with the SEC and is effective. A prospectus included in such registration statement shall be made available to each Noteholder receiving ADSs upon such exchange in compliance with the requirements of the U.S. Securities Act (collectively, the "Registration Condition"). Any exercise of Exchange Rights while the Registration Condition is not satisfied will, subject to ss.8(1), result in settlement of the exchange pursuant to ss. 10 below.

      Upon any exercise of the Exchange Right only an integral number of ADSs shall be delivered. Fractional ADSs shall not be delivered. To the extent that any exchange of one or several Note(s) results in fractional ADSs, the fractions of ADSs resulting from the exchange of a Note shall be aggregated and an integral number of ADSs resulting from such aggregation of fractions of ADSs shall be delivered to the extent the Exchange Agent (ss. 17(2)) (without any obligation to do so) has ascertained that several Notes have been exchanged at the same time for the same Noteholder. The ADSs to be delivered shall be transferred as soon as practicable after the Exchange Date to the securities account designated by the Noteholder in the Exchange Notice. Until transfer of the ADSs has been made subject to ss. 11(1) no claims arising from the ADSs shall exist.

      Any deposit fee to be paid to the Depositary for ADSs so delivered shall be paid by the Issuer.

(2) Fractional ADSs. Remaining fractions of ADS shall not be delivered and will not be compensated.

(3) Taxes. Delivery of ADSs is subject to payment by a Noteholder of any taxes or other duties which may be imposed in connection with the exercise of the Exchange Right or the delivery of the ADSs.

                                     ss. 10
              (Delivery of Qimonda AG Ordinary Shares (and/or other
         Underlying Securities, Assets and/or Property) in Lieu of ADSs)

(1) Delivery of Qimonda AG Ordinary Shares (and/or other Underlying Securities, Assets and/or Property) in lieu of ADSs. Delivery of Qimonda AG ordinary shares (and/or other underlying securities, assets and/or property) in lieu of ADSs upon any exercise of the Exchange Right will only be made if, at the time when the Exchange Notice is delivered by a Noteholder, the Registration Condition is not satisfied, the Noteholder has complied with the requirements set forth in ss. 8 (including, without limitation, the provision of a certificate containing the representations and warranties required therein) and both the Issuer and Qimonda AG have complied with the offering restrictions of Regulation S under the U.S. Securities Act applicable to the exchange of Notes for Qimonda AG ordinary shares (or such other underlying securities). At any time during the Exchange Period outside of any Excluded Period when the Registration Condition is not satisfied the Issuer and the Guarantor shall make good faith efforts, and to the extent legally possible shall cause Qimonda AG to make good faith efforts, to ensure that the exemption from the registration requirements of the U.S. Securities Act afforded by Regulation S will remain available to any Noteholder that has satisfied all the requirements set forth in ss. 8 and wishes to exercise its Exchange Rights. If, notwithstanding such good faith efforts by the Issuer and the Guarantor, the exemption from the registration requirements of the U.S. Securities Act under Regulation S is not available for the exchange by any Noteholder at any such time due to actions by the Issuer, the Guarantor, Qimonda AG or any of their respective affiliates or agents, then the Exchange Period shall be extended until ten Business Days after the time when either the Registration Condition is satisfied or Regulation S is available for the exchange by a Noteholder that has satisfied all the requirements set forth in ss. 8 above; and, if the Maturity Date or a redemption date is scheduled to occur during such extended Exchange Period, the Maturity Date or such redemption date shall be postponed accordingly but only with respect to the Notes identified by such Noteholder in its original Exchange Notice. In no case shall the Exchange Right be satisfied in cash.

(2) Upon any exercise of the Exchange Right that results in delivery of Qimonda AG ordinary shares (and/or other underlying securities, assets or property) in lieu of ADSs, only an integral number of Qimonda AG ordinary shares (or other underlying securities) shall be delivered. Fractional Qimonda AG ordinary shares (or other underlying securities) shall not be delivered. To the extent that any exchange of one or several Note(s) results in fractional Qimonda AG ordinary shares (or other underlying securities), the fractions of Qimonda AG ordinary shares (or other underlying securities) resulting from the exchange of a Note shall be aggregated and an integral number of Qimonda AG ordinary shares (or other underlying securities) resulting from such aggregation of fractions of Qimonda AG ordinary shares (or other underlying securities) shall be delivered to the extent the Exchange Agent (ss. 17(2)) (without any obligation to do so) has ascertained that several Notes have been exchanged at the same time for the same Noteholder. The shares or other securities to be delivered shall be transferred as soon as practicable after the Exchange Date to the securities account designated by the Noteholder in the Exchange Notice. Until transfer of the shares or other securities has been made subject to ss. 11(1) no claims arising from the shares or other securities shall exist.

(3) Fractional Qimonda AG Ordinary Shares (or other Underlying Securities). Remaining fractions of Qimonda AG ordinary shares (or other underlying securities) shall not be delivered and will not be compensated.

(4) Taxes. Delivery of Qimonda AG ordinary shares (or other underlying securities) is subject to payment by a Noteholder of any taxes or other duties which may be imposed in connection with the exercise of the Exchange Right or the delivery of Qimonda AG ordinary shares (or other underlying securities, assets and/or property).

                                     ss. 11
          (Procurement of ADSs (or Qimonda AG ordinary shares (or other underlying securities)); Dividends)

(1) As from the relevant Exchange Date as between the Issuer and the Noteholder such Noteholder shall be entitled to all rights attached to the ADSs (or, if it receives Qimonda AG ordinary shares (or other underlying securities) in lieu of the ADSs, all rights attached to Qimonda AG ordinary shares (or such other underlying securities)). The Issuer shall, following the delivery of the ADSs (or Qimonda AG ordinary shares (or other underlying securities)), compensate such Noteholder in cash for those rights for which the ADS Record Date (ss. 12(11) (or the record date for Qimonda AG ordinary shares (or other underlying securities)) falls between the Exchange Date and the date of delivery of the ADSs (or Qimonda AG ordinary shares (or other underlying securities)).

(2) The ADSs to be delivered shall be transferred to the securities account designated by the Noteholder in the Exchange Notice as soon as practicable after the Exchange Date. Until transfer of the ADSs has been made, the Noteholder will not be entitled to make any shareholder's claims arising from the ADSs.

      Qimonda AG ordinary shares (or other underlying securities) to be delivered shall be transferred to the securities account designated by the Noteholder in the Exchange Notice as soon as practicable after the Exchange Date and the Noteholder (or its nominee) shall be entered into the shareholders registry of Qimonda AG (or other securities register) as soon as practicable after the Exchange Date. Until the Noteholder (or its nominee) has become the record owner of Qimonda AG ordinary shares (or other underlying securities), the Noteholder will not be entitled to make any shareholder's claims arising from Qimonda AG ordinary shares (or other underlying securities).

                                     ss. 12
                             (Dilution Adjustments)

(1) Increase or Decrease in Number of ADSs. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption increases the number of outstanding ADSs by effecting a split of such outstanding ADSs or by distributing additional ADSs to ADS holders as the result of the payment by Qimonda AG of a dividend in or free distribution of Qimonda AG shares, reduces the number of outstanding ADSs as the result of any cancellation or consolidation of Qimonda AG shares by Qimonda AG by effecting a combination (or reverse split) of such outstanding ADSs or effects any other change to the number of such outstanding ADSs (including, but not limited to, changes resulting from a change in notional value of Qimonda AG shares), the Exchange Ratio shall be adjusted in accordance with the following formula to the extent not otherwise provided for in the following provisions:

                Nn
      E' = E x ----
                No

      where:

      E' = the adjusted Exchange Ratio,

      E = the Exchange Ratio on the ADS Record Date,

      No = number of ADSs outstanding before such split, dividend, free distribution, combination, cancellation or consolidation , as applicable, has become effective,

      Nn = number of ADSs outstanding after such split, dividend, free distribution, combination, cancellation or consolidation, as applicable, has become effective.

(2) Subscription Rights. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption distributes to ADS holders (i) subscription rights in respect of the ADSs, (ii) securities with subscription, option or conversion rights in relation to ADSs, or
      (iii) subscription rights in respect of other equity securities, participation rights or debt or other securities ("Other Securities"), the Exchange Ratio shall be adjusted in accordance with the following formula:

                 M
      E' = E x -----
                M-B

      where:

      E' = the adjusted Exchange Ratio,

      E = the Exchange Ratio on the ADS Record Date,

      M = the Average Market Price ( ss. 12(11)), and,

      B = the Subscription Value, where B >/= 0.

(3) Cash Distributions and Other Distributions. If the Depositary prior to the last day of the Exchange Period or an earlier date of redemption distributes to ADS holders (i) assets (including dividends in kind or in the form of debt securities or warrants or conversion rights (with the exclusion of the rights mentioned above in ss. 12 (2)) other than assets distributed pursuant to a merger, split-up or spin-off to which the provisions mentioned below in ss. 12 (4) shall apply), or (ii) put options in the case of an ADS or Qimonda ordinary shares repurchase, or (iii) a Cash Distribution (each of the cases (i),(ii) and (iii) a "Distribution"), the Exchange Ratio shall be adjusted in accordance with the following formula:

                 M
      E' = E x -----
                M-F

      where:

      E' = the adjusted Exchange Ratio,

      E = the Exchange Ratio on the ADS Record Date,

      M = the Average Market Price ss. 12(11), and,

      F = in case of (i): the fair market value of the Distribution on the ADS Record Date as determined by the Exchange Agent (ss. 17(2)) using equitable discretion (ss. 317 German Civil Code) on the basis of the evaluation by an independent expert (the "Fair Market Value"), calculated on a per ADS basis; or in the case of (ii), where the Depositary grants to the ADS holders put options, "F" shall be the Put Option Value, provided that where the Fair Market Value on a per ADS basis falls below or is equal to 5% of the simple arithmetic average of the Share Prices during the 365 consecutive day period immediately preceding the ADS Record Date, no adjustment shall be made to the Exchange Ratio, or in case of (iii), the Cash C Distribution, i.e. the amount of cash actually distributed by the Depositary (but prior to withholding or deduction on account of any taxes) calculated on a per ADS basis (provided that if such Cash Distribution is paid in a currency other than U.S. Dollars, then the U.S. dollar equivalent of such Cash Distribution is determined by the Exchange Agent (ss. 17(2)) using equitable discretion (ss. 317 German Civil Code)); provided further that an adjustment will only be made if F >/= 0.

(4) Merger, Split-Up or Spin-Off Involving Qimonda AG. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption, and pursuant to a merger (ss. 2 German Transformation Act; "Verschmelzung") of Qimonda AG as transferor entity within the meaning of the German Transformation Act ("Umwandlungsgesetz"), a split-up (ss. 123(1) German Transformation Act; "Aufspaltung") or a spin-off (ss. 123(2) German Transformation Act; "Abspaltung") of Qimonda AG, distributes, allots or otherwise grants to ADS holders the right to receive securities that either are or represent equity interests in a successor, split-up or spun-off entity (the "New ADSs"), a Noteholder, from the ADS Record Date for such a distribution, upon exercise of his Exchange Right (in the case of any partial split-up or spin-off of Qimonda AG, in addition to his right to receive ADSs upon exercise of his Exchange Right) shall be entitled to such number of New ADSs as is calculated pursuant to the following formula and thereafter the provisions of these Terms and Conditions shall apply to the New ADSs as if they were ADSs; (provided that if in connection with any such event the ADR Facility is terminated, the provisions of ss. 4(4) above shall apply); remaining fractions of New ADSs will not be compensated (ss. 9(2)):

      E' = E x AS

      E' = the Exchange Ratio with respect to the New ADSs,

      E = the Exchange Ratio on the ADS Record Date,

      AS = the number of New ADSs to which an ADS holder is entitled to with respect to one ADS.

(5) Elective Distributions of Cash or ADSs. In cases where the Depositary prior to the last day of the Exchange Period or an earlier date of redemption makes a distribution to ADS holders payable at the election of the ADS holders in either cash or additional ADSs, then the Exchange Ratio shall be adjusted according to ss. 12(3) above, as if the distribution were made solely in cash.

(6) No Adjustments in Respect of Corporate Events Affecting Share Capital of Qimonda AG or Distributions by Qimonda AG that do not Result in a Distribution to Holders of ADSs. The Exchange Ratio shall not be adjusted on account of any corporate event that affects the share capital of Qimonda AG or any distribution by Qimonda AG, unless such event or distribution results in a distribution to holders of ADSs that is described in ss. 12(1) through (4) above and that is actually made to ADS holders by the Depositary under the ADR Facility subject to the Deposit Agreement.

(7) Multiple Adjustments. If adjustments of the Exchange Ratio are required under more than one of ss. 12(1), (2), (3), (4) and/or (5) and the ADS Record Date for such adjustments will occur on the same date, or if the calculation of an adjustment under one of these provisions is based on market values which are required to be adjusted under another of these provisions beforehand, then such adjustment will be made:

      (x) in the case of adjustments with the same ADS Record Date by applying, first, the provisions of ss. 12(1), second, the provisions of ss. 12(3), third, the provisions of ss. 12(2), and finally the provisions of ss. 12(4), but only to the extent each such provision is applicable in accordance with its terms; and

      (y) in other cases by applying the relevant subsections in the sequence in which their ADS Record Dates occur.

      If in any of the cases referred to in this ss. 12(7), the calculation of an adjustment under one of the aforementioned subsections is made subsequent to the application of any of the other subsections, and the calculation of the second or any subsequent adjustment refers to the Average Market Price in a period prior to the Ex Date for the measure requiring adjustment pursuant to the subsection which is to be applied first, the Average Market Price for those periods, for purposes of the calculation of the subsequent adjustment, will be multiplied by the factor used for making the multiplication in the calculation of the preceding adjustment. To the extent that the value of a Distribution, the Subscription Value, the Put Option Value or the Fair Market Value is calculated by reference to the market value of the ADSs during such period, the Exchange Agent will calculate the value of the Distribution, the Subscription Value, the Put Option Value or the Fair Market Value, where applicable, on the basis of the market values so adjusted.

(8) Other Adjustments. If the Issuer determines that another adjustment should be made as a result of one or more events or circumstances not referred to above in ss. 12(1) to (7) (even if the relevant event or circumstances are specifically excluded from the operation of ss.12(1) to (7)), the Issuer will, at its own expense, request the Exchange Agent to determine as soon as practicable what further adjustment (if any) is fair and reasonable to take account thereof and the date on which such adjustment should take effect. On such date the Exchange Agent will make such adjustment (if any) which will take effect in accordance with such determination upon the Issuer granting its consent.

(9) Effectiveness of Adjustments. Adjustments in accordance with the foregoing shall become effective as of the Ex Date. Adjustments in accordance with this ss. 12 will not be made if the Ex Date or, in the case of ss.12(8), the date on which the adjustment takes effect, is later than, in the case of Notes in respect of which the Exchange Right has been exercised, the date on which the ADSs have been credited to the securities account of the relevant Noteholder pursuant to ss.9(1) (or the name of the relevant Noteholder entered into the relevant securities registry pursuant to ss.10(1)) or, in the case of Notes not exchanged, the last day of the Exchange Period.

(10) Calculations of Adjustments. Adjustments in accordance with the foregoing clauses shall be calculated by the Exchange Agent (ss. 17(2)) and shall be (in the absence of manifest error) binding on all parties concerned. The Exchange Ratio determined in accordance with the preceding provisions shall be rounded to four decimal points in accordance with German business practice. The Exchange Agent (ss. 17(2)) shall only be liable for making, or not making, adjustments or taking, or not taking, any other measures in connection with these Notes, if and to the extent that it fails to show the due care of a proper merchant. The Exchange Agent (ss. 17(2)) may, after consultation with the Issuer, engage the advice or services of any lawyers, accountants or other experts whose advice or services the Exchange Agent (ss. 17(2)) may deem necessary and rely upon any advice so obtained (and the Exchange Agent (ss. 17(2)) shall incur no liability against the Issuer or the Guarantor or the Noteholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice and in exercising due care of a proper merchant).

(11)  Definitions. In these Terms and Conditions:

      "Cash Distribution" shall refer to the amount of any dividend or any other cash distribution made to ADS holders by the Depositary pursuant to the Deposit Agreement (including, but not limited to, the cash proceeds from a sale of property distributed by Qimonda AG that is made pursuant to the Deposit Agreement) after deduction of any applicable fees, charges, expenses due to the Depositary under the ADR Facility; but prior to withholding or deduction on account of any taxes.

      "Subscription Value" means, with respect to any subscription right and calculated on a per ADS basis:

      (i) the closing price of such right on the ADS Record Date on the principal trading market on which such rights are traded, or

      (ii) in case such closing price shall not be available, the value of the subscription right as determined by the Exchange Agent (ss. 17(2)), using equitable discretion (ss. 317 German Civil Code).

      "Average Market Price" means the arithmetic average of the Share Prices for the shortest period of (with the proviso that any such period shall be not less than one Trading Day):

      (i) ten consecutive Trading Days prior to the relevant ADS Record Date, or

      (ii) the period commencing on the Trading Day next succeeding the first public announcement of the relevant issuance or distribution and continuing through the Trading Day prior to the relevant ADS Record Date, or

      (iii) the period, commencing on the Ex Date with respect to the next preceding issuance or distribution for which an adjustment is required, and ending on the last Trading Day prior to the relevant ADS Record Date.

      "Ex Date" shall mean the first Trading Day on which the ADSs are traded "ex dividend" or "ex subscription right" or ex any other right in respect of which an adjustment is required to be made.

      "ADS Record Date" shall mean the time and date being the earlier of (i) the relevant time of the determination of ADS holders entitled to receive rights, subscription rights, option or conversion rights, or any other distributions, assets or property, or (ii) the Trading Day, which immediately precedes the Ex Date.

      "Put Option Value" means with respect to any put options and calculated on a per ADS basis:

      (i) the closing price of such put options on the ADS Record Date on the principal trading market on which such put options are traded, or

      (ii) in case such closing price shall not be available, the value of the put options as determined by the Exchange Agent (ss. 17(2)), using equitable discretion (ss. 317 German Civil Code).

(12) Notices of Adjustment. The Issuer shall give notice in accordance with ss. 18 of an adjustment of the Exchange Ratio and/or any other adjustment of the terms of the Exchange Right.

                                     ss. 13
             (Subordinated Guarantee and Negative Pledge of Infineon
                                Technologies AG)

(1) Guarantee and Negative Pledge. The Guarantor on September 20, 2007, has unconditionally, irrevocably and, on a subordinated basis, guaranteed (the "Guarantee") to Citibank, N.A. for the benefit of the Noteholders, (i) the due and punctual payment in accordance with these Terms and Conditions of any and all sums expressed to be payable hereunder by the Issuer, and (ii) the due and punctual performance in accordance with these Terms and Conditions of all of the obligations of the Issuer arising from the exercise of the Exchange Right (ss. 7(1)). The Guarantor has undertaken in the Guarantee, so long as any Notes shall remain outstanding, but only up to the time at which all amounts payable to the Noteholders under the Notes in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (ss. 17(1)) and all obligations pursuant to ss. 7 have been fulfilled, not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Noteholders share equally and ratably in such security. The undertaking pursuant to sentence 2 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals. Any security which is to be provided pursuant to sentence 2 may also be provided to a person acting as trustee for the Noteholders.

(2) Contract for the Benefit of Third Parties. The Guarantee constitutes a contract for the benefit of the Noteholders as third party beneficiaries within the meaning of ss. 328(1) of the German Civil Code giving rise to the right of each Noteholder to require performance of the obligations therein directly from the Guarantor and to enforce such obligations directly against the Guarantor.

                                     ss. 14
                               (Change of Control)

(1) Notice of Change of Control. If a Change of Control (as defined below) occurs, the Issuer will:

      (i) give notice by publication in accordance with ss. 18 promptly after becoming aware of the Change of Control; and

      (ii) fix a date (the "Control Record Date"), which shall be a Business Day, for the purposes of ss. 14(2) and (3) and give notice of the Control Record Date by publication in accordance with ss. 18.

      The Control Record Date shall be not less than 40 nor more than 60 days after the notice of the Change of Control is published in accordance with ss. 18.

(2) Early Redemption and/or Exchange at the Option of the Noteholders. If the Issuer gives notice in accordance with ss. 14(1)(i) in respect of a Change of Control applying to Qimonda AG or the Guarantor, each Noteholder may at its option, on giving not less than 20 days' notice to the Paying Agent (ss. 17(1)) prior to the Control Record Date, require the Issuer to redeem on the Control Record Date any or all of its Notes not previously exchanged or declared due for redemption at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption.

      Any notice by a Noteholder under this ss. 14(2) shall be irrevocable and shall oblige the Issuer to redeem the relevant Notes in accordance with the preceding sentence.

(3) Adjustment of Exchange Ratio for Change of Control. If the Issuer gives notice in accordance with ss. 14(1)(i) with respect to a Change of Control applying to Qimonda AG, upon any exercise of the Exchange Right on or before the Control Record Date, the Exchange Ratio shall be adjusted in accordance with the following formula:

      E(a) = E x [1 + (Pr x c/t)]

      Where:

      E(a) = the adjusted Exchange Ratio;

      E = the Exchange Ratio immediately prior to the date on which the notice in accordance with ss. 14(1)(i) is given;

      Pr = the initial exchange premium of 35%;

      c = the number of days from and including the date on which the notice in accordance with ss. 14(1)(i) is given to but excluding the Maturity Date; and

      t = the number of days from and including the Issue Date to but excluding the Maturity Date.

(4)   Definitions.

      A "Change of Control" occurs if (i) a Person (as defined below) or Persons acting in concert who does not or do not have Control of Qimonda AG at the Issue Date, respectively, acquires or acquire Control (as defined below) of Qimonda AG or the Guarantor or (ii) any person or persons acting in concert, who does or do have control of Qimonda AG at the Issue Date, directly or indirectly (within the meaning of ss. 22 of the German Securities Trading Act ("WpHG") acquire(s) legal or beneficial ownership of shares carrying, in the aggregate, more than 85% of the voting rights in Qimonda AG in the future, provided that such acquisition results from actions of such person or persons resulting in the transfer of shares to it or them, or (iii) Qimonda AG or the Guarantor disposes of or transfers all or substantially all of its assets.

      No Change of Control occurs in case of a transfer of shares in Qimonda AG that takes place entirely within the group comprised of Qimonda AG or the Guarantor, as the case may be, and its respective consolidated subsidiaries.

      "Control" means (i) direct or indirect (within the meaning of ss. 22 of the German Securities Trading Act) legal or beneficial ownership of, in the aggregate, 50% or more of the voting rights of Qimonda AG or the ability to otherwise direct the affairs of Qimonda AG within the meaning of ss. 17 of the Stock Corporation Act, or (ii) in the event of a tender offer for shares in circumstances where (A) the shares already in the control of the offeror and the shares which have already been tendered carry, in the aggregate 50% or more of the voting rights in Qimonda AG and
      (B) at the same time the offer has become unconditional.

      A "Person" means an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state, in each case whether or not being a separate legal entity.

(4) (i) The Noteholder may not exercise its rights under ss. 14(1) in respect of any Note which is the subject of the prior exercise by the Issuer of its right to redeem such Note under ss. 4(3), (4) or (6).

      (ii) In order to exercise the option, the Noteholder must submit to the Paying Agent via its depositary bank for transfer to the Paying Agent via the Clearing System a duly completed redemption notice which must be received by the Paying Agent no later than on the 30th day following the date of the notice pursuant to ss. 14(1). The notice must specify the principal amount of the Notes in respect of which the redemption option is exercised and/or the principal amount of the Notes in respect of which the Exchange Right is exercised. The Issuer shall only be required to redeem Notes in respect of which such option is exercised against delivery of such Notes to the Issuer or to its order. No option so exercised may be revoked or withdrawn.

                                     ss. 15
                          (Termination by Noteholders)

(1) Events of Default. Each Noteholder is entitled, by notice to the Paying Agent (ss. 17(1)), to declare due and payable its entire claims arising from the Notes and demand payment of their Principal Amount together with interest accrued thereon (unless the circumstance leading to such declaration has provably been cured before the notice of termination is given to the Paying Agent (ss. 17(1)), if:

      (a) the Issuer or the Guarantor, for any reason whatsoever, (i) fails to pay principal or interest under the Notes within 30 days of the relevant Due Date or (ii) fails to perform duly any material obligation under the Notes, in particular pursuant to ss. 2(2) and ss. 13(1), and such failure continues for more than 60 days after receipt by the Issuer of a written notice from the Paying Agent (ss. 17(1));

      (b) the Issuer or the Guarantor fails to fulfill any payment obligation, when due, arising from any other Capital Market Indebtedness issued or guaranteed by the Issuer or the Guarantor and the total amount unpaid exceeds (euro)50,000,000 or the equivalent in another currency and such failure continues for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice of such failure in accordance with the agreement governing such payment obligation or applicable law, as the case may be, or any such payment obligation of the Issuer or the Guarantor becomes due prematurely by reason of the occurrence of an event of default (howsoever defined) on part of the Issuer or the Guarantor and such event of default has not been cured, waived, rescinded or annulled for 30 days after the Issuer or the Guarantor, as the case may be, has received a notice on the occurrence of such event of default, or a security provided for such payment obligation is being enforced and such enforcement has not been terminated 30 days after notice of such enforcement has been given to the Issuer or the Guarantor, as the case may be;

      (c) bankruptcy or insolvency proceedings are commenced by court action against the Issuer or the Guarantor, and are not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or the Guarantor institutes such proceedings or suspends payments generally, or offers or makes a general arrangement for the benefit of all its creditors; or the Issuer applies for a ,,surseance van betaling" (within the meaning of the Dutch Insolveny Act (faillissementswet));

      (d) the Issuer or the Guarantor enters into liquidation, unless such liquidation is in connection with a merger or any other form of combination with another company and such company assumes all obligations under the Notes arising from these Terms and Conditions; or

      (e) the Guarantee is not in full force and effect and such fact continues for 45 days after the Paying Agent (ss. 17(1)) has received notice thereof from a Noteholder.

(2) Notice. Any notice of termination in accordance with ss. 15(1) shall be made by means of a written notice to be delivered by hand or registered mail to the Paying Agent (ss. 17(1)) together with evidence by means of a certificate of the Noteholder's depositary bank that such Noteholder at the time of such written notice is a holder of the relevant Note(s). Subject to the provisions of any applicable mandatory law, no event or circumstance other than an event specified in subsection (1) shall entitle any Noteholder to declare any of its Notes due and payable prior to its stated maturity, save as expressly provided in these Conditions.

(3) Effectiveness. In the case specified in subsection (1)(a)(ii), any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subsection (1)(a)(i) or (b) through (e) entitling Noteholders to declare their Notes due has occurred and is continuing, become effective only when the Paying Agent (ss. 17(1)) have received such notices from Noteholders in an aggregate nominal amount of at least one-tenth of the aggregate nominal amount of all Notes then outstanding.

                                     ss. 16
                 (Substitution of Issuer; Transfer of Domicile)

(1) Substitution. The Issuer or the Substitute Issuer (as defined below) shall without the consent of the Noteholders be entitled at any time to substitute for the Issuer Infineon Technologies AG or any direct or indirect subsidiary which is at least 75%-owned by Infineon Technologies AG as principal debtor in respect of all obligations arising from or in connection with the Notes (hereafter the "Substitute Issuer"), provided that:

      (a) the Substitute Issuer, in a manner legally effective, assumes all obligations of the Issuer arising from or in connection with the Notes and, after such assumption, it is in a position to fulfill all payment obligations arising from or in connection with the Notes in euro without the necessity of any taxes or duties being deducted or withheld at source and to transfer all amounts which are required therefore to the Paying Agent (ss. 17(1)) without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained; and

      (b) the Substitute Issuer undertakes to reimburse any Noteholder for such taxes, fees or duties which may be imposed upon him in connection with any payments on the Notes, upon exchange or otherwise, as a consequence of assumption of the Issuer's obligations by the Substitute Issuer.

(2) Release from Obligations. Upon effective substitution of the Issuer as set forth in ss. 16 (1), the Issuer shall be released from any obligation arising from or in connection with the Notes.

(3) Publication. Any such substitution shall be published in accordance with ss. 18 and shall become effective upon such publication.

(4) References. In the event of such substitution any reference in these Terms and Conditions to the Issuer shall from then on be deemed to refer to the Substitute Issuer. If the Substitute Issuer is not domiciled in The Netherlands, an alternative reference to the country of domicile of the Substitute Issuer shall be made in ss. 6 in addition to the reference to The Netherlands.

(5) Transfer of Domicile. A transfer of domicile of the Issuer to another country, territory or jurisdiction shall only be permissible if ss. 16(1),
      (3) and (4) are complied with mutatis mutandis.

                                     ss. 17
                         (Paying Agent; Exchange Agent)

(1) Paying Agent. The Issuer has appointed Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, London E14 5LB to act as paying agent (the "Paying Agent"). The Paying Agent is exempt from the restrictions of ss.181 of the German Civil Code. Changes of address shall be published in accordance with ss.18.

(2) Exchange Agent. The Issuer has appointed Citibank, N.A., Citigroup Centre, Canada Square, London E14 5LB, to act as exchange agent (the "Exchange Agent"). The Exchange Agent is exempt from the restrictions of ss.181 of the German Civil Code. Changes of address shall be published in accordance with ss.18.

(3) Substitution of Agent. The Issuer and the Guarantor may at any time, by giving not less than 30 days' notice by publication in accordance with ss.18, appoint another bank maintaining its head office or a branch in Frankfurt am Main, Federal Republic of Germany, as Paying Agent or Exchange Agent. The Paying Agent and the Exchange Agent may at any time resign from its respective office. Such resignation shall become effective only upon the appointment by the Issuer and the Guarantor of a bank maintaining its head office or a branch in Frankfurt am Main, Federal Republic of Germany, as the new Paying Agent and/or Exchange Agent and the giving of not less than 30 days' notice of any such appointment by publication in accordance with ss.18.

      If the Issuer has failed to appoint a successor Agent within 10 days prior to the expiry of the notice period, the Paying Agent or the Exchange Agent is allowed to appoint at the expense of the Issuer the relevant successor Agent.

(4) Agents of the Issuer. The Paying Agent and the Exchange Agent acting in such capacity, act only as agent of the Issuer and the Guarantor. There is no agency or fiduciary relationship between the Paying Agent or the Exchange Agent and the Noteholders except as provided for in the last sentence of ss. 8(2) with respect to the exchange of the Notes.

                                     ss. 18
                                    (Notices)

(1) The Issuer shall publish all notices concerning the Notes on the Guarantor's homepage (www.infineon.com) and by way of one or more electronic communication systems. It is expected that such notices will be communicated through the electronic communication systems of Bloomberg and/or Reuters. Any such notice will be deemed to have been given when so published or dispatched by the Issuer or the Guarantor, as the case may be.

(2) If the Notes are listed on any stock exchange and the rules of that stock exchange so require, all notices concerning the Notes shall be made in accordance with the rules of the stock exchange on which the Notes are listed.

(3) In addition the Issuer shall deliver all notices concerning the Notes to the Clearing System for communication by the Clearing System to the Noteholders.

(4) A notice effected pursuant to ss. 18(1) to (3) above shall be deemed to be effected on the day on which the first such communication is, or is deemed to be, effective.

                                     ss. 19
                                 (Prescription)

(1) Principal. The term for presentation of the Notes with respect to principal as laid down in ss. 801(1) sentence 1 of the German Civil Code shall be reduced to ten years.

(2) Interest. The term for presentation of the Notes with respect to interest shall be five years after the date on which payment thereof first becomes due and payable.

                                     ss. 20
                                 (Miscellaneous)

(1) Governing Law. The Notes, with regard to both form and content, as well as all rights and obligations arising from these Terms and Conditions for the Noteholders and the Issuer shall in all respects be governed by German law.

(2) Place of Performance. Place of performance shall be Munich, Federal Republic of Germany.

(3) Place of Jurisdiction. To the extent legally permissible, exclusive place of jurisdiction for all proceedings arising from matters provided for in these Terms and Conditions shall be Munich, Federal Republic of Germany.

(4) Waiver of Objections. The Issuer irrevocably waives any objection which it may now or hereafter have to the competent courts of Munich (Amtsgericht or Landgericht) being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

(5) Agent for Service of Process. For any legal disputes or other proceedings before German courts, the Issuer appoints Infineon Technologies AG, am Campeon 1 - 12, 85579 Neubiberg, Federal Republic of Germany, as authorized agent for accepting services of process.

(6) Enforcement of Claims. Any Noteholder may in any proceedings against the Issuer or the Guarantor or to which the Noteholder and the Issuer and/or Infineon Technologies AG are parties protect and enforce in its own name its rights arising under its Notes by submitting the following documents:
      (a) a certificate issued by its Depositary Bank (as defined below) (i) stating the full name and address of the Noteholder, (ii) specifying an aggregate principal amount of Notes credited on the date of such certificate to such Noteholder's securities account maintained with such Depositary Bank and (iii) confirming that the Depositary Bank has given a written notice to the Clearing System as well as to the Paying Agent containing the information pursuant to (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant Clearing System accountholder as well as (b) a copy of the Global Note certified by a duly authorized officer of the Clearing System or the Paying Agent as being a true copy. For the purposes of the foregoing, "Depositary Bank" means any bank or other financial institution of recognized standing authorized to engage in securities deposit business with which the Noteholder maintains a securities account in respect of any Notes, and includes Clearstream Banking AG.

                                     ss. 21
                                   (Language)

These Terms and Conditions are written in the German language and provided with an English language translation. The German version shall be the only legally binding version. The English translation is for convenience only.

                               ANLEIHEBEDINGUNGEN
                                      ss. 1
                                  (Allgemeines)

(1) Nennbetrag und Stuckelung. Diese 1.375% Garantierte Nachrangige Umtauschanleihe, fallig im Jahr 2010, der Infineon Technologies Investment B.V. (die ,,Anleiheschuldnerin"), einer Gesellschaft mit beschrankter Haftung (besloten vennootschap met beperkte aansprakelijkheid) nach dem Recht der Niederlande, im Gesamtnennbetrag von

                                (euro)215.000.000
                 (in Worten: Euro Zweihundertfunfzehn Millionen)

      ist in untereinander gleichberechtigte, auf den Inhaber lautende Teilschuldverschreibungen (die ,,Schuldverschreibungen") im Nennbetrag von je (euro) 50.000 (der ,,Nennbetrag") eingeteilt.

(2)   Verbriefung und Verwahrung.

      (a) Die Schuldverschreibungen werden durch eine auf den Inhaber lautende Globalurkunde (die ,,Globalurkunde") ohne Zinsscheine verbrieft. Effektive Urkunden uber einzelne Schuldverschreibungen und Zinsscheine werden nicht ausgegeben. Eine Kopie der Globalurkunde ist fur die Inhaber von Schuldverschreibungen (jeweils ein ,,Anleiheglaubiger") kostenlos bei der Zahlstelle (ss. 17(1)) erhaltlich.

      (b) Die Globalurkunde wird von Clearstream Banking AG, Frankfurt am Main (,,Clearstream Banking" oder das ,,Clearing System") verwahrt, bis samtliche Verpflichtungen der Anleiheschuldnerin aus den Schuldverschreibungen erfullt sind. Die Globalurkunde tragt die eigenhandigen Unterschriften zweier fur die Anleiheschuldnerin vertretungsberechtigter Personen und ist von der Zahlstelle (ss. 17(1)) oder in deren Namen mit einer Kontrollunterschrift versehen. Die Schuldverschreibungen sind durch entsprechende Depotbuchungen nach Ma(beta)gabe der anwendbaren Bestimmungen von Clearstream Banking und, au(beta)erhalb der Bundesrepublik Deutschland (,,Deutschland"), von Clearstream Banking societe anonyme, Luxemburg (,,Clearstream Luxemburg") und Euroclear Bank S.A./N.V., als Betreiber des Euroclear Systems (,,Euroclear"), ubertragbar.

      (c) Die Globalurkunde wird auf ihrer Vorderseite folgenden Hinweis enthalten: "THIS GLOBAL NOTE AND THE ADSs INTO WHICH IT MAY BE EXCHANGED HAVE NOT BEEN REGISTERED AND THIS GLOBAL NOTE WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). NEITHER THIS GLOBAL NOTE NOR ANY PORTION THEREOF MAY BE SOLD WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) DURING THE 40 DAY PERIOD FOLLOWING THE ISSUE DATE HEREOF. THIS GLOBAL NOTE MAY NOT BE EXCHANGED UNLESS THE ADSs ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE."

      (d) Buchung. Gema(beta) einer Vereinbarung vom 25. September 2007 zwischen der Anleiheschuldnerin und Clearstream Banking hat die Anleiheschuldnerin Clearstream Banking in Bezug auf die Schuldverschreibungen als Registerstelle fur Buchungen (die ,,Registerstelle") bestellt. Unbeschadet der Ausgabe der Schuldverschreibungen als auf den Inhaber lautende Schuldverschreibungen und deren Status als auf den Inhaber lautende Schuldverschreibungen im Sinne der deutschen Rechtsvorschriften, hat sich die Anleiheschuldnerin zur Fuhrung eines Registers bereit erklart, in dem die Gesamtzahl der durch die Globalurkunde verbrieften Schuldverschreibungen auf den Namen der Registerstelle eingetragen ist. Als Bevollmachtigte der Anleiheschuldnerin hat sich Clearstream Banking zur Fuhrung von Registrierungsunterlagen fur die Schuldverschreibungen bereit erklart, die zugunsten der Inhaber der Miteigentumsanteile an den Schuldverschreibungen, die durch die Globalurkunde verbrieft werden, auf den Konten der Kontoinhaber bei Clearstream Banking gutgeschrieben werden. Die Anleiheschuldnerin und Clearstream Banking haben zugunsten der Inhaber von Miteigentumsanteilen an den Schuldverschreibungen vereinbart, dass die tatsachliche Anzahl der Schuldverschreibungen jeweils durch die Registrierungsunterlagen der Registerstelle nachgewiesen wird.

                                      ss. 2
    (Nachrangigkeit der Zahlungsanspruche; Status der Schuldverschreibungen;
                  Negativverpflichtung der Anleiheschuldnerin)

(1) Nachrangigkeit der Zahlungsanspruche, Status der Schuldverschreibungen. Die Forderungen der Inhaber der Anleihe (,,Anleiheglaubiger") auf Zahlung von Kapital oder Zinsen sowie samtlicher sonstiger Betrage aus den Schuldverschreibungen sind nachrangig gegenuber ranghoheren, nicht nachrangigen Forderungen aller anderen Glaubiger der Anleiheschuldnerin. Diese Nachrangigkeit hat zur Folge, dass im Fall der Auflosung, der Insolvenz oder anderer Verfahren zur Abwendung der Insolvenz, die Zahlung aller Betrage, die nach den Schuldverschreibungen fallig werden, erst erfolgt, nachdem alle ranghoheren und nicht nachrangigen Forderungen gegen die Anleiheschuldnerin erfullt worden sind. Jedes Recht zur Aufrechnung gegen Anspruche der Anleiheschuldnerin mit Anspruchen aus den Schuldverschreibungen ist ausgeschlossen. Die Schuldverschreibungen begrunden nicht besicherte Verbindlichkeiten der Anleiheschuldnerin, die untereinander im gleichen Rang und mit allen anderen gegenwartigen und zukunftigen nicht besicherten und nachrangigen Verbindlichkeiten der Anleiheschuldnerin zumindest im gleichen Rang stehen, mit Ausnahme von Verbindlichkeiten, die kraft gesetzlicher Bestimmungen vorrangig sind.

(2) Negativverpflichtung. Solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, zu dem samtliche nach diesen Anleihebedingungen an die Anleiheglaubiger zahlbaren Betrage der Zahlstelle (ss. 17(1)) zur Verfugung gestellt und alle sich aus ss. 7 ergebenden Pflichten erfullt worden sind, verpflichtet sich die Anleiheschuldnerin, fur nachrangige Kapitalmarktverbindlichkeiten, einschlie(beta)lich dafur ubernommener Garantien oder anderer Gewahrleistungen, keine Sicherheiten an ihrem Vermogen zu bestellen, ohne gleichzeitig sicher zu stellen, dass die Anleiheglaubiger (ss. 2(1)) im gleichen Rang anteilig an dieser Sicherheit teilnehmen. Die Verpflichtung nach Satz 1 findet keine Anwendung auf Sicherheiten, die (i) nach dem anzuwendenden Recht zwingend notwendig sind, oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich sind, oder (iii) von der Anleiheschuldnerin zur Sicherung von Forderungen bestellt werden, die der Anleiheschuldnerin aufgrund der Weiterleitung des Erloses aus der Verau(beta)erung von Schuldtiteln gegen eine ihrer konsolidierten Tochtergesellschaften oder einen Dritten am Tag der Ausgabe der Schuldverschreibungen oder zukunftig zustehen, sofern diese Sicherheiten der Besicherung der Verpflichtungen aus den jeweiligen Schuldtiteln dienen. Eine nach Satz 1 zu leistende Sicherheit kann auch zugunsten eines Treuhanders der Anleiheglaubiger bestellt werden.

(3) Kapitalmarktverbindlichkeiten. ,,Kapitalmarktverbindlichkeiten" im Sinne dieser Anleihebedingungen bedeutet jede Verpflichtung zur Ruckzahlung von Geldbetragen, die im Wege der Ausgabe von Anleihen, Schuldverschreibungen oder anderen Schuldtitel, die an einer Borse oder an einem anderen anerkannten Wertpapiermarkt notiert oder gehandelt werden konnen, aufgenommen wurden; ausgenommen hiervon sind, soweit vorstehend nicht ausdrucklich etwas anderes geregelt ist, au(beta)erbilanzielle Vermogensgegenstande und Verbindlichkeiten.

                                      ss. 3
                                  (Verzinsung)

(1) Zinssatz. Die Schuldverschreibungen werden ab einschlie(beta)lich dem 26. September 2007 (der ,,Ausgabetag") mit jahrlich 1.375% auf ihren Nennbetrag verzinst. Die Zinsen sind jahrlich nachtraglich am 31. August eines jeden Jahres (jeweils ein ,,Zinszahlungstag"), erstmals am 31. August 2008, zahlbar. Letzter Zinszahlungstag ist der Endfalligkeitstermin (ss. 4(1)) (sofern nicht die Schuldverschreibungen zuvor zuruckgezahlt, umgetauscht oder zuruckgekauft und entwertet wurden). Die Verzinsung der Schuldverschreibungen endet mit Beginn des Tages, an dem die Schuldverschreibungen zur Ruckzahlung fallig werden. Im Falle einer Ausubung des Umtauschrechtes (ss. 7(1)) hinsichtlich einer Schuldverschreibung endet die Verzinsung dieser Schuldverschreibung mit Ablauf des Tages, der dem letzten Zinszahlungstag vor dem Umtauschtag (ss. 8(4)) unmittelbar vorausgeht, bzw., sofern es bis dahin keinen Zinszahlungstag gegeben hat, am Ausgabetag.

(2) Verzug. Sofern die Anleiheschuldnerin die Schuldverschreibungen nicht am Falligkeitstag zuruckzahlt, fallen vom Falligkeitstag
      (einschlie(beta)lich) bis zum Tag der tatsachlichen Ruckzahlung der Schuldverschreibungen (ausschlie(beta)lich) Zinsen in Hohe des gesetzlich festgelegten Satzes fur Verzugszinsen auf den Nennbetrag an.

(3) Zinstagequotient. Sind Zinsen fur einen Zeitraum von weniger als einem Jahr zu berechnen, erfolgt die Berechnung auf der Grundlage der tatsachlich verstrichenen Tage, geteilt durch 365 (bzw., falls ein Teil dieses Zeitraums in ein Schaltjahr fallt, auf der Grundlage der Summe von
      (i) der tatsachlichen Anzahl von Tagen des Zeitraums, die in dieses Schaltjahr fallen, dividiert durch 366, und (ii) der tatsachlichen Anzahl von Tagen des Zeitraums, die nicht in das Schaltjahr fallen, dividiert durch 365).

                                      ss. 4
       (Tilgung am Endfalligkeitstermin durch Zahlung eines Geldbetrages;
                        Ruckkauf; Vorzeitige Ruckzahlung)

(1) Tilgung bei Endfalligkeit durch Zahlung eines Geldbetrages. Die Anleiheschuldnerin wird, vorbehaltlich eines Zahlungsaufschubs gema(beta) ss. 7(2), ss. 8(1) oder 10(1), am 31. August 2010 (dem
      ,,Endfalligkeitstermin") die Schuldverschreibungen durch Zahlung eines Geldbetrages in Hohe des Nennbetrages zuzuglich der bis zum Endfalligkeitstermin (ausschlie(beta)lich) aufgelaufenen Zinsen tilgen, sofern nicht die jeweilige Schuldverschreibung zuvor zuruckgezahlt, umgetauscht oder erworben und entwertet worden ist.

(2) Ruckkauf. Die Anleiheschuldnerin und/oder Infineon Technologies AG, Munchen, (,,Infineon Technologies AG" oder die ,,Garantin") oder ein mit diesen im Sinne des ss. 15 AktG verbundenes Unternehmen sind berechtigt, jederzeit Schuldverschreibungen im Markt oder auf andere Weise zum Zwecke der Entwertung zu kaufen.

(3) Vorzeitige Ruckzahlung nach Wahl der Anleiheschuldnerin infolge der Kursentwicklung der Aktien. Die Anleiheschuldnerin kann nach ihrer Wahl die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gema(beta) ss. 18 mit einer Frist von mindestens 20 und hochstens 40 Tagen vorzeitig zum Nennbetrag zuzuglich bis zum Ruckzahlungstag (ausschlie(beta)lich) aufgelaufener Zinsen zuruckzahlen, wenn der Aktienkurs ( ss. 4(5)) der ADS (ss. 7(1)) an 15 Handelstagen (ss. 4(5)) innerhalb eines Zeitraums von 30 aufeinander folgenden Handelstagen beginnend am oder nach dem 31. August 2009 130% des gema(beta) ss. 7(1) berechneten Umtauschpreises ubersteigt (wobei der jeweilige Aktienkurs fur jeden dieser Handelstage nach dem mittleren Euro/$ Umrechnungskurs, der auf der Bloomberg-Seite EUR Currency HP (bzw. auf einer anderen Seite, die diese Bloomberg-Seite ersetzt) angezeigt wird oder von dieser Seite abgeleitet wird, an jedem dieser Handelstage in Euro umgerechnet wird). Die Bekanntmachung zur vorzeitigen Ruckzahlung ist unwiderruflich und muss innerhalb von funf Geschaftstagen (ss. 5(3)) nach dem letzten Handelstag des in Satz 1 genannten Zeitraums von 30 aufeinander folgenden Handelstagen erklart werden. Erfolgt eine solche Bekanntmachung nicht vor Ablauf dieser funf Geschaftstage, erlischt bezuglich dieses Zeitraums von 30 aufeinander folgenden Handelstagen das Recht der Anleiheschuldnerin auf vorzeitige Ruckzahlung der Schuldverschreibungen gema(beta) diesem ss. 4(3). Dieses Recht kann anschlie(beta)end in Bezug auf jeden Zeitraum von 30 aufeinander folgenden Handelstagen ausgeubt werden, der nach dem vorausgegangenen Zeitraum von 30 aufeinander folgenden Handelstagen endet, in Bezug auf den dieses Recht erloschen ist. Fallt das Ende der Kundigungsfrist in einen Nichtausubungszeitraum (ss. 7(4)), so wird die Kundigung erst funf Geschaftstage nach dem Ende des betreffenden Nichtausubungszeitraumes wirksam, d.h. der Ruckzahlungstag ist nicht fruher als funf Geschaftstage zuzuglich mindestens 20 Tage gema(beta) der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausubungszeitraums. Die Bekanntmachung gema(beta) Satz 1 muss den Ruckzahlungstag bestimmen und die Tatsachen angeben, die das Recht der Anleiheschuldnerin auf vorzeitige Ruckzahlung der Schuldverschreibungen gema(beta) diesem ss. 4(3) begrunden.

(4) Vorzeitige Ruckzahlung nach Wahl der Anleiheschuldnerin infolge der Anderung der Eigentumsverhaltnisse und obligatorische vorzeitige Ruckzahlung nach Beendigung der ADR-Fazilitat. Die Anleiheschuldnerin kann nach ihrer Wahl die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gema(beta) ss. 18 mit einer Frist von mindestens 10 und hochstens 15 Tagen vorzeitig zum Nennbetrag zuzuglich hierauf bis zum Ruckzahlungstag (ausschlie(beta)lich) aufgelaufener Zinsen zuruckzahlen, wenn die Anleiheschuldnerin zu der Ansicht gelangt, dass infolge einer offentlich bekannt gemachten, die ADS (ss. 7(1)) oder die Aktien betreffenden Transaktion, eine erhebliche Wahrscheinlichkeit besteht, dass die Anleiheschuldnerin, die Garantin und die mit diesen verbundenen Unternehmen zusammen insgesamt weniger als 50% des Grundkapitals plus einer Aktie der Qimonda AG halten werden. Fallt das Ende der Kundigungsfrist in einen Nichtausubungszeitraum (ss. 7(4)), so wird die Kundigung erst funf Geschaftstage nach dem Ende des betreffenden Nichtausubungszeitraumes wirksam, d.h. der Ruckzahlungstag ist nicht fruher als funf Geschaftstage zuzuglich mindestens 10 Tage gema(beta) der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausubungszeitraums. Au(beta)erdem hat die Anleiheschuldnerin die ausstehenden Schuldverschreibungen insgesamt, nicht jedoch teilweise, nach Bekanntmachung gema(beta) den Bestimmungen des unmittelbar vorstehenden Satzes, mit einer Frist von mindestens 20 und hochstens 40 Tagen, vorzeitig zu dem in den beiden unmittelbar vorstehenden Satzen genannten Ruckzahlungspreis zuruckzuzahlen, wenn durch die Qimonda AG oder die Depotbank (wie nachstehend definiert) eine offentliche Bekanntmachung erfolgt ist, in der mitgeteilt wurde, dass die Depotvereinbarung vom 14. August 2006 (die ,,Depotvereinbarung") zwischen der Qimonda AG, der Citibank, N.A., in ihrer Funktion als Depotbank (oder etwaige Rechtsnachfolger, die ,,Depotbank") und den Inhabern und wirtschaftlichen Eigentumern der jeweils im Rahmen dieser Vereinbarung oder etwaigen Folgevereinbarungen begebenen ADR (zusammen mit der Depotvereinbarung die ,,ADR-Fazilitat") beendet wird, ohne dass vor dieser Beendigung eine Ersatzvereinbarung in Bezug auf eine im Wesentlichen gleichwertige Fazilitat abgeschlossen wurde, und die Inhaber der ADS als Gegenleistung dafur Stammaktien der Qimonda AG oder eines anderen Emittenten erhalten werden; wobei der Ruckzahlungstag so bestimmt sein muss, dass er vor dem Datum der Wirksamkeit der Beendigung liegt. Fallt das Ende der Kundigungsfrist in einen Nichtausubungszeitraum (ss. 7(4)), so wird die Kundigung erst funf Geschaftstage nach dem Ende des betreffenden Nichtausubungszeitraumes wirksam, d.h. der Ruckzahlungstag ist nicht fruher als funf Geschaftstage zuzuglich mindestens 20 Tage gema(beta) der Bekanntmachungsfrist nach Satz 1 dieses Unterabsatzes nach dem Ende des Nichtausubungszeitraums.

(5) Anpassung des Umtauschverhaltnisses infolge der Anderung der Eigentumsverhaltnisse oder der Beendigung der ADR-Fazilitat. Falls die Anleiheschuldnerin die Ruckzahlung gema(beta) ss. 4(4) bekannt macht, wird fur jede Ausubung des Umtauschrechts (ss. 7(1)) nach der Bekanntmachung das Umtauschverhaltnis (ss. 7(1)) gema(beta) der folgenden Formel angepasst (vorbehaltlich einer Anpassung gema(beta) ss. 12, wobei ss. 12(7) Satz 2 entsprechend gilt):

      E(a) = {E x [1 + (Pr x c/t)]} x 1.03

      Dabei gilt Folgendes:

      E(a) = das angepasste Umtauschverhaltnis,

      E = das Umtauschverhaltnis unmittelbar vor dem Zeitpunkt, an dem eine Mitteilung gema(beta) ss. 4(4) erfolgt;

      Pr = die anfangliche Umtauschpramie von 35%;

      c = die Anzahl der Tage ab dem Tag (einschlie(beta)lich), an dem eine Mitteilung gema(beta) ss. 4(4) erfolgt, bis zum Endfalligkeitstermin (ausschlie(beta)lich);

      t = die Anzahl der Tage ab dem Ausgabetag (einschlie(beta)lich) bis zum Endfalligkeitstermin (ausschlie(beta)lich); und

      (Pr x c/t)]} ist in jedem Fall zumindest 50% der anfanglichen Umtauschpramie.

      ,,Aktienkurs" bezeichnet, in Bezug auf ADS, zu jedem Zeitpunkt den jeweils geltenden volumengewichteten Durchschnittskurs je ADS, der auf der Bloomberg-Seite "AQR" (bzw. auf einer anderen Seite, die diese Bloomberg-Seite ersetzt) angezeigt wird oder von dieser Seite abgeleitet wird, oder, falls kein volumengewichteter Durchschnittskurs bekannt gegeben wird, den Schlusshandelskurs, oder falls kein Schlusshandelskurs bekannt gegeben wird, den Durchschnittskurs der zuletzt verfugbaren Geld-und Briefkurse, oder, bei mehreren Geld- oder Briefkursen, den Durchschnittskurs aus dem jeweiligen Durchschnitt der zum betreffenden Zeitpunkt zuletzt verfugbaren Geld- und Briefkurse, wie sie fur diesen Zeitpunkt an den wichtigsten nationalen oder regionalen US-amerikanischen Wertpapierborsen, an denen die ADS zu dem Zeitpunkt gegebenenfalls gehandelt werden, fur Composite Transactions veroffentlicht sind. Sind die ADS zum betreffenden Zeitpunkt nicht zum Handel an einer nationalen oder regionalen Wertpapierborse der Vereinigten Staaten notiert, errechnet sich der Aktienkurs aus dem Durchschnitt der auf dem au(beta)erborslichen Markt zum betreffenden Zeitpunkt notierten Geld- und Briefkurse je ADS, wie sie vom National Quotation Bureau oder einer vergleichbaren Organisation zuletzt veroffentlicht sind. Steht eine solche Kursnotierung nicht zur Verfugung, setzt die Umtauschsstelle (ss. 17(2)) den Aktienkurs auf Grundlage von solchen Kursnotierungen oder anderen Informationen so fest, wie sie es fur wirtschaftlich geeignet und sinnvoll erachtet; diese Festsetzung des Aktienkurses ist, au(beta)er im Fall von offensichtlichen Fehlern, verbindlich. Fur den Fall, dass die Festsetzung des Aktienkurses eingestellt wird, umfasst jede Bezugnahme auf den Begriff ,,Aktienkurs" in diesen Anleihebedingungen eine Bezugnahme auf eine Kursnotierung, die den Aktienkurs (a) kraft Gesetzes oder (b) auf der Grundlage allgemein anerkannter Marktpraxis ersetzt.

      Ein ,,Handelstag" ist jeder Tag, an dem regularer Handel an der New York Stock Exchange oder, sofern abweichend, an dem wichtigsten
      US-amerikanischen Wertpapiermarkt fur die ADS stattfindet oder, sofern die ADS nicht mehr an einer nationalen oder regionalen US-amerikanischen Wertpapierborse notiert sind, die New York Stock Exchange.

(6) Vorzeitige Ruckzahlung nach Wahl der Anleiheschuldnerin wegen eines geringfugigen ausstehenden Nennbetrages. Wenn zu irgendeinem Zeitpunkt der ausstehende Gesamtnennbetrag der Schuldverschreibungen unter (euro)
      43.000.000 fallt, ist die Anleiheschuldnerin berechtigt, durch Bekanntmachung gema(beta) ss. 18 mit einer Frist von mindestens 20 und hochstens 40 Tagen, die verbliebenen Schuldverschreibungen insgesamt, jedoch nicht teilweise, zu ihrem Nennbetrag zuzuglich der bis zum Ruckzahlungstag (ausschlie(beta)lich) aufgelaufenen Zinsen zuruckzuzahlen. Die Bekanntmachung ist unwiderruflich und hat den Tag der vorzeitigen Ruckzahlung anzugeben. Fallt das Ende der Kundigungsfrist in einen Nichtausubungszeitraum (ss. 7(4)), so wird die Kundigung erst funf Geschaftstage nach dem Ende des betreffenden Nichtausubungszeitraumes wirksam, d.h. der Ruckzahlungstag ist nicht fruher als funf Geschaftstage zuzuglich mindestens 20 Tage gema(beta) der Bekanntmachungsfrist nach Satz 1 nach dem Ende des Nichtausubungszeitraums.

                                      ss. 5
                              (Wahrung; Zahlungen)

(1) Wahrung. Samtliche Zahlungen auf die Schuldverschreibungen, einschlie(beta)lich gema(beta) ss. 4 gegebenenfalls zu zahlender Betrage, werden in Euro geleistet.

(2) Zahlungen von Kapital und Zinsen. Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (ss. 5(4)) an die Zahlstelle zur Zahlung an das Clearing System oder dessen Order in Euro zur Gutschrift auf den Konten der jeweiligen Kontoinhaber bei dem Clearing System. Zahlungen der Anleiheschuldnerin an das Clearing System oder an dessen Order befreien die Anleiheschuldnerin in Hohe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(3) Geschaftstage. lst ein Falligkeitstag fur Zahlungen auf die Schuldverschreibungen kein Geschaftstag, so wird die betreffende Zahlung erst am nachstfolgenden Geschaftstag geleistet, ohne dass wegen dieser Zahlungsverzogerung Zinsen gezahlt werden. Ein ,,Geschaftstag" ist jeder Tag (au(beta)er einem Samstag oder Sonntag), an dem (i) das Trans-European Automated Real-time Gross-settlement Express Transfer (TARGET) System und
      (ii) das Clearing System Zahlungen abwickeln , und (iii) jeder Tag, an dem Banken und Wertpapiermarkte in Frankfurt am Main, Deutschland, allgemein fur den Geschaftsverkehr geoffnet sind.

(4) Zahlungstag/Falligkeitstag. Im Sinne dieser Anleihebedingungen ist ein ,,Zahlungstag" der Tag, an dem, gegebenenfalls aufgrund einer Verschiebung gema(beta) ss. 5(3), eine Zahlung tatsachlich zu leisten ist, und ein ,,Falligkeitstag" ist der in diesen Anleihebedingungen vorgesehene Zahlungstermin ohne Berucksichtigung einer solchen Verschiebung.

(5) Hinterlegung bei Gericht. Die Anleiheschuldnerin kann nach ss. 4 gegebenenfalls zu zahlende Betrage sowie Betrage an Zinsen und Kapital, auf die von einem Anleiheglaubiger innerhalb von zwolf Monaten nach dem jeweiligen Falligkeitstag nicht Anspruch erhoben worden ist, bei dem Amtsgericht in Munchen hinterlegen. Soweit die Anleiheschuldnerin auf das Recht zur Rucknahme der hinterlegten Betrage verzichtet, erloschen die betreffenden Anspruche der Anleiheglaubiger gegen die Anleiheschuldnerin.

                                      ss. 6
                                    (Steuern)

Alle Zahlungen der Anleiheschuldnerin in Bezug auf die Schuldverschreibungen und der Garantin (ss. 4(2)) in Bezug auf die Garantie (ss. 13(1)) werden ohne Abzug oder Einbehalt gegenwartiger oder zukunftiger Steuern, Abgaben oder amtlicher Gebuhren gleich welcher Art, die von oder fur Rechnung von oder in den Niederlanden oder der Bundesrepublik Deutschland oder von oder fur Rechnung einer dort zur Steuererhebung ermachtigten Gebietskorperschaft oder Behorde durch Abzug oder Einbehalt an der Quelle auferlegt, erhoben oder eingezogen werden, geleistet, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben.

                                      ss. 7
                                 (Umtauschrecht)

(1) Umtauschrecht. Die Anleiheschuldnerin gewahrt jedem Anleiheglaubiger das Recht (das ,,Umtauschrecht"), jede Schuldverschreibung gema(beta) den Bestimmungen dieses ss. 7 jederzeit wahrend des Umtauschzeitraums (ss. 7(2)) ganz, nicht jedoch teilweise, in 4.770,9924 ADS (wie nachstehend definiert) (das ,,Umtauschverhaltnis") umzutauschen; dies geschieht auf der Grundlage eines anfanglichen Ausubungspreises von (euro) 10,48 je ADS (der ,,Umtauschpreis"), wobei das Umtauschverhaltnis gegebenenfalls Anpassungen nach Ma(beta)gabe dieser Anleihebedingungen unterliegt. Die Lieferung der ADS hat in Ubereinstimmung mit ss. 9(1) zu erfolgen. Ist zum Zeitpunkt der Einreichung der Umtauscherklarung (ss. 8(1)) durch den Anleiheglaubiger die Registrierungsbedingung (ss. 9(1)) nicht erfullt, erhalt dieser Anleiheglaubiger, ungeachtet der vorstehenden Bestimmungen und mit der Ma(beta)gabe, dass er die in ss. 8(1) aufgefuhrten Bedingungen erfullt, anstelle der Anzahl von ADS, die er bei einer Berechnung auf Grundlage des Umtauschverhaltnisses bei Erfullung der Registrierungsbedingung erhalten hatte, die Anzahl von Stammaktien der Qimonda AG und/oder denjenigen anderen Wertpapieren und sonstigen Vermogenswerten, die zum betreffenden Zeitpunkt dieser Anzahl von ADS entspricht, erhoht um 5%. Die Lieferung von Stammaktien der Qimonda AG (und/oder anderen Wertpapieren und sonstigen Vermogenswerten, die zum betreffenden Zeitpunkt von den ADS verbrieft werden) hat ausschlie(beta)lich in Ubereinstimmung mit ss. 10(1) zu erfolgen.

      Werden durch denselben Anleiheglaubiger gleichzeitig mehrere Schuldverschreibungen umgetauscht, errechnet sich die Anzahl der infolge dieses Umtauschs zu liefernden ADS auf der Grundlage des
      Gesamtnennbetrages dieser umzutauschenden Schuldverschreibungen.

      ,,ADS" bezeichnet American Depositary Shares (amerikanische Depotaktien), die zunachst jeweils eine nennwertlose Stammaktie der Qimonda AG verbriefen.

(2) Umtauschzeitraum. Soweit nicht abweichend in Absatz (2)(3) und (4) dieses ss. 7 geregelt, kann das Umtauschrecht durch einen Anleiheglaubiger, vorbehaltlich einer Verlangerung gema(beta) ss. 8(1) oder ss. 10(1), wahrend eines Zeitraums ausgeubt werden, der am 41. Tag nach dem Ausgabetag, dem 6. November 2007, beginnt und am 17. August 2010 endet (beide Tage einschlie(beta)lich) (der ,,Umtauschzeitraum"). Wenn das Ende des Umtauschzeitraumes auf einen Tag fallt, der kein Geschaftstag ist, endet der Umtauschzeitraum an dem Geschaftstag, der diesem Tag unmittelbar vorangeht. Wenn der letzte Tag des Umtauschzeitraumes in einen Nichtausubungszeitraum (ss. 7(4)) fallt, endet der Umtauschzeitraum am funften Geschaftstag nach dem Ende eines solchen Nichtausubungszeitraumes (das ,,Aufgeschobene Umtauschende"). Wenn das gema(beta) voranstehendem Satz bestimmte Aufgeschobene Umtauschende nicht am dritten Geschaftstag vor dem vorgesehenen Endfalligkeitstermin eingetreten ist, verschiebt sich der Endfalligkeitstermin fur alle ausstehenden Schuldverschreibungen auf den dritten Geschaftstag nach dem Aufgeschobenen Umtauschende.

(3) Vorzeitiges Ende des Umtauschzeitraums bei fallig gestellten Schuldverschreibungen. Fur den Fall, dass die Schuldverschreibungen durch die Anleiheschuldnerin gema(beta) ss. 4(3), (4) oder (6) zur Ruckzahlung fallig gestellt werden, endet der Umtauschzeitraum im Hinblick auf die Schuldverschreibungen, vorbehaltlich einer Verlangerung gema(beta) ss. 7(2), ss. 8(1) oder 10(1), mit Ablauf des funften Geschaftstages, im Falle des ss. 4(4) des dritten Geschaftstages, der dem Tag vorangeht, der zur Ruckzahlung bestimmt ist, es sei denn, die Anleiheschuldnerin erfullt ihre Ruckzahlungsverpflichtungen an dem fur die Ruckzahlung bestimmten Tag nicht.

(4) Nichtausubungszeitraum. Die Ausubung des Umtauschrechts ist wahrend der nachfolgenden Zeitraume (jeweils ein ,,Nichtausubungszeitraum") ausgeschlossen:

      (a) anlasslich von Hauptversammlungen der Qimonda AG wahrend eines Zeitraums, der mit dem ADS Hauptversammlungsstichtag, der von der Depotbank fur die jeweilige Hauptversammlung festgelegt wurde, beginnt, und der am Geschaftstag nach der Hauptversammlung (jeweils ausschlie(beta)lich) endet;

      (b) wahrend eines Zeitraums, der mit dem ADS Stichtag (ss. 12(11)), der von der Depotbank fur die Zuteilung von Rechten zum Erwerb zusatzlicher ADS festgelegt wurde, beginnt, und der am letzten Tag der Zeichnungsfrist (jeweils einschlie(beta)lich) endet;

      (c) wahrend jedes Zeitraums, der zwei Kalenderwochen vor dem Ende jedes Finanzquartals bzw. Finanzjahres der Qimonda AG beginnt und am vierten Handelstag nach dem Datum endet, an dem die Qimonda AG ihren Zwischenbericht oder Jahresabschluss (entweder durch eine Pressemitteilung oder durch Einreichung bei der US-amerikanischen Securities and Exchange Commission (die ,,SEC") fur die unmittelbar zuvor beendete Finanzperiode veroffentlicht; und

      (d) jeweils wahrend eines Zeitraums, in dem der Vorstand der Qimonda AG beschlie(beta)t, dass die weitere Verwendung einer gultigen Registrierungserklarung oder eines gultigen Prospekts zur Folge hatte, dass die Qimonda AG Informationen offenlegen musste, deren Offenlegung nicht im besten Interesse der Qimonda AG oder ihrer Aktionare ware; dies gilt jedoch mit der Ma(beta)gabe, dass die Gesamtzahl der Tage, an denen ein Nichtausubungszeitraum gema(beta) diesem Abschnitt (d) in Kraft ist, innerhalb eines Kalenderjahres insgesamt nicht mehr als 90 Tage betragen darf.

                                      ss. 8
                          (Ausubung des Umtauschrechts)

(1) Umtauscherklarung. Zur Ausubung des Umtauschrechts muss der Anleiheglaubiger auf eigene Kosten wahrend der gewohnlichen Geschaftszeiten bei der Umtauschstelle (ss. 17(2)) eine ordnungsgema(beta) ausgefullte Erklarung (die ,,Umtauscherklarung") unter Verwendung des zu diesem Zeitpunkt gultigen Vordrucks, der bei der Umtauschstelle erhaltlich ist, einreichen. Teilt die Umtauschstelle dem Anleiheglaubiger nach dem Erhalt der Umtauscherklarung mit, dass die Registrierungsbedingung nicht erfullt ist, hat der Anleiheglaubiger bei der Umtauschstelle bis 17:00 Uhr des 2. Geschaftstags, der auf den Tag der Einreichung der Umtauscherklarung folgt, die zusatzliche ordnungsgema(beta) ausgefertigte Bescheinigung (wie nachstehend erlautert) einzureichen, wobei - wenn die zusatzliche Bescheinigung fristgerecht bei der Umtauschstelle eingereicht wird - der Tag, an dem die Umtauscherklarung eingereicht wurde, fur samtliche Zwecke dieser Anleihebedingungen als Einreichungsdatum der Umtauscherklarung gilt. Reicht der Anleiheglaubiger nach dem Erhalt der Mitteilung uber die Nichterfullung der Registrierungsbedingung die zusatzliche Bescheinigung nicht innerhalb der im vorstehenden Satz genannten Frist ein (oder teilt der Anleiheglaubiger der Umtauschstelle mit, dass er seine Umtauscherklarung vor der genannten Frist zuruckzieht), gilt die Umtauscherklarung fur samtliche Zwecke dieser Anleihebedingungen als vom Anleiheglaubiger zuruckgezogen, und falls die ursprungliche Umtauscherklarung von dem Anleiheglaubiger wahrend der letzten drei Geschaftstage des Umtauschzeitraums eingereicht wurde, verlangert sich der Umtauschzeitraum um zehn Geschaftstage, und wenn der Endfalligkeitstermin oder ein Ruckzahlungstag so festgesetzt wurden, dass sie in den verlangerten Umtauschzeitraum fallen, werden der Endfalligkeitstermin oder der Ruckzahlungstag entsprechend verschoben, jedoch nur in Bezug auf die Schuldverschreibungen, die von dem Anleiheglaubiger in seiner ursprunglichen Umtauscherklarung angegeben wurden. Sofern im vorstehenden Satz nicht anders geregelt, ist die Umtauscherklarung unwiderruflich. Die Umtauscherklarung hat unter anderem die folgenden Angaben zu enthalten:

      -- Name und Anschrift (naturliche Person) bzw. Firma, Firmensitz und Adresse (juristische Person) der ausubenden Person und eine Telefax-oder E-Mail-Adresse, an die jede erforderliche Mitteilung uber die Nichterfullung der Registrierungsbedingung gesendet werden kann;

      -- die Anzahl der Schuldverschreibungen, fur die das Umtauschrecht ausgeubt wird,

      -- das Wertpapierkonto des Anleiheglaubigers bei der Depository Trust Company (,,DTC") oder einem DTC-Teilnehmer, auf das die ADS geliefert werden sollen,

      -- gegebenenfalls ein auf Euro lautendes Konto des Anleiheglaubigers, auf welches etwaige Zahlungen geleistet werden sollen, und

      -- teilt die Umtauschstelle dem Anleiheglaubiger mit, dass die Registrierungsbedingung zum Zeitpunkt der Einreichung der Umtauscherklarung durch den Anleiheglaubiger nicht erfullt ist, ist eine zusatzliche, ordnungsgema(beta) vom wirtschaftlichen Eigentumer der zum Umtausch vorgelegten Schuldverschreibungen oder in seinem Namen ausgefertigte Bescheinigung einzureichen; in welcher der wirtschaftliche Eigentumer der Schuldverschreibungen versichert, dass:

            (1) er keine U.S.-Person (wie nachstehend definiert) ist und die im Rahmen des Umtauschs der Schuldverschreibungen an ihn zu liefernden Wertpapiere nicht fur Rechnung oder zugunsten einer U.S.-Person erwirbt;

            (2) er in einem Zeitraum von 40 Tagen diese Wertpapiere nicht innerhalb der Vereinigten Staaten oder an eine U.S.-Person weiterverau(beta)ert, es sei denn, dies geschieht nach Registrierung nach Ma(beta)gabe des U.S. Securities Act oder gema(beta) einer bestehenden Ausnahmeregelung in Bezug auf das darin enthaltene Registrierungserfordernis;

            (3) er im Zusammenhang mit diesen Wertpapieren keine
            Absicherungstransaktionen (Hedging) oder Derivategeschafte durchfuhrt, es sei denn, dies geschieht gema(beta) den Bestimmungen des U.S. Securities Act;

            (4) die Ausubung des Umtauschrechts nicht innerhalb der Vereinigten Staaten von Amerika erfolgen darf und die Wertpapiere bei Ausubung des Umtauschrechts nicht innerhalb der Vereinigten Staaten von Amerika geliefert werden durfen; und

            (5) er diese Wertpapiere in einem Zeitraum von 40 Tagen nach deren Lieferung nicht im Austausch fur ADS einreichen wird.

            Fur die Zwecke dieser Zusicherungen hat der Begriff ,,U.S.-Person" die in der Regulation S des U.S. Securities Act festgelegte Bedeutung.

(2) Weitere Voraussetzungen fur die Ausubung des Umtauschrechts. Die Ausubung des Umtauschrechts setzt au(beta)erdem voraus, dass die Schuldverschreibungen, die umgetauscht werden sollen, an die Umtauschstelle (ss. 17(2)) geliefert werden, und zwar durch Lieferung der Schuldverschreibungen auf das Clearstream Banking Konto der Umtauschstelle. Die Schuldverschreibungen werden an die Umtauschstelle zur Verwahrung fur Rechnung des Anleiheglaubigers bis zur Erfullung samtlicher Anspruche des Anleiheglaubigers aus den Schuldverschreibungen ubertragen.

(3)   Prufung der Umtauscherklarung. Nach Erfullung samtlicher in ss. 8(1) und
      (2) genannten Voraussetzungen fur die Ausubung des Umtauschrechts pruft die Umtauschstelle (ss. 17(2)), ob die Gesamtzahl der an die Umtauschstelle gelieferten Schuldverschreibungen die in der Umtauscherklarung angegebene Zahl an Schuldverschreibungen uber- oder unterschreitet. Soweit die in der Umtauscherklarung angegebene Zahl an Schuldverschreibungen die Zahl der gelieferten Schuldverschreibungen uber-oder unterschreitet, wird die Umtauschstelle entweder (i) die Gesamtzahl von ADS (oder der zugrunde liegenden Wertpapiere oder sonstigen Vermogenswerte), die, auf der Grundlage des Umtauschverhaltnisses, der in der Umtauscherklarung angegebenen Zahl von Schuldverschreibungen entspricht, fur die laut Umtauscherklarung das Umtauschrecht ausgeubt wird, oder, falls niedriger, (ii) die Gesamtzahl von ADS (oder der zugrunde liegenden Wertpapiere oder sonstigen Vermogenswerte), die, auf der Grundlage des Umtauschverhaltnisses, der Anzahl der tatsachlich gelieferten Schuldverschreibungen entspricht, von der Anleiheschuldnerin beziehen und an den Anleiheglaubiger liefern. Verbleibende Schuldverschreibungen sind an den Anleiheglaubiger zuruckzugeben.

(4) Umtauschtag. Das Umtauschrecht ist an dem Geschaftstag wirksam ausgeubt, an dem samtliche in ss. 8(1) und (2) genannten Voraussetzungen fur die Ausubung des Umtauschrechts durch einen Anleiheglaubiger erfullt sind (der ,,Umtauschtag"). Fur den Fall, dass die in ss. 8(1) und (2) genannten Voraussetzungen an einem Tag erfullt sind, der in einen Nichtausubungszeitraum fallt, gilt das Umtauschrecht als nicht wirksam ausgeubt. In einem solchen Fall sind die zum Umtausch eingereichten Schuldverschreibungen an den betreffenden Anleiheglaubiger zuruckzugeben.

                                      ss. 9
                               (Lieferung der ADS)

(1) Lieferung der ADS. Eine Lieferung von ADS nach Ausubung des Umtauschrechts darf nur erfolgen, wenn zum Zeitpunkt der Einreichung der Umtauscherklarung durch einen Anleiheglaubiger von der Qimonda AG unter Verwendung des dazugehorigen Formulars eine Registrierungserklarung (registration statement") bei der SEC eingereicht wurde und wirksam ist, die diesen Umtausch umfasst, und in der die Anleiheschuldnerin als verkaufender Anteilsinhaber aufgefuhrt wird, der zur Verau(beta)erung von Wertpapieren der Qimonda AG gegen andere als Geldleistungen berechtigt ist. Jedem Anleiheglaubiger, der infolge dieses Umtauschs ADS erhalt, ist ein in dieser Registrierungserklarung enthaltener Prospekt in Ubereinstimmung mit den Vorschriften des U.S. Securities Act zur Verfugung zu stellen (gemeinsam, die ,,Registrierungsbedingung"). Werden Umtauschrechte trotz der Nichterfullung der Registrierungsbedingung ausgeubt, erfolgt die Abwicklung des Umtauschs vorbehaltlich des ss. 8(1) gema(beta) nachstehendem ss. 10.

      Nach Ausubung des Umtauschrechts werden ausschlie(beta)lich ganze ADS geliefert. Eine Lieferung von Bruchteilen von ADS erfolgt nicht. Soweit sich bei der Durchfuhrung des Umtauschs fur eine oder mehrere Schuldverschreibungen Bruchteile von ADS ergeben, werden die sich bei dem Umtausch einer Schuldverschreibung ergebenden Bruchteile der ADS addiert und die sich infolge der Addition der Bruchteile ergebenden ganzen ADS geliefert, soweit die Umtauschstelle (ss. 17(2)) (ohne dazu verpflichtet zu sein) festgestellt hat, dass mehrere Schuldverschreibungen fur denselben Anleiheglaubiger zur gleichen Zeit umgetauscht wurden. Die zu liefernden ADS werden so bald wie praktisch moglich nach dem Umtauschtag auf das vom Anleiheglaubiger in der Umtauscherklarung angegebene Wertpapierkonto ubertragen. Bis zur Ubertragung der ADS bestehen vorbehaltlich ss. 11(1) keine Anspruche aus den ADS.

      Die im Zusammenhang mit der Lieferung anfallenden Gebuhren der Depotbank sind von der Anleiheschuldnerin zu zahlen.

(2) Bruchteile von ADS. Verbleibende Bruchteile von ADS werden nicht geliefert und auch nicht abgegolten.

(3) Steuern. Die Lieferung der ADS setzt voraus, dass der Anleiheglaubiger etwaige Steuern oder sonstige Abgaben zahlt, die im Zusammenhang mit der Ausubung des Umtauschrechts oder der Lieferung der ADS erhoben werden.


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

                                     ss. 10
      (Lieferung von Stammaktien der Qimonda AG) (und/oder anderer zugrunde liegender Wertpapiere und sonstiger Vermogenswerte) anstelle von ADS)

(1) Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermogenswerte) anstelle von ADS. Die Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermogenswerte) anstelle von ADS bei Ausubung des Umtauschrechts erfolgt nur, sofern zum Zeitpunkt der Einreichung der Umtauscherklarung durch einen Anleiheglaubiger die Registrierungsbedingung nicht erfullt ist, der Anleiheglaubiger die in ss. 8 angegebenen Voraussetzungen erfullt (insbesondere die nach ss. 8 erforderlichen Zusicherungen beinhaltende Bescheinigung eingereicht) hat und sowohl die Anleiheschuldnerin als auch Qimonda AG die fur den Umtausch von Schuldverschreibungen in Stammaktien der Qimonda AG (oder die anderen zugrunde liegenden Wertpapiere) geltenden Angebotsbeschrankungen der Regulation S nach dem U.S. Securities Act eingehalten haben. Zu jedem Zeitpunkt wahrend des Umtauschzeitraums, der nicht in einen Nichtausubungszeitraum fallt und zu dem die Registrierungsbedingung nicht erfullt ist, bemuhen sich die Anleiheschuldnerin und die Garantin nach Treu und Glauben - und veranlassen Qimonda AG, soweit gesetzlich zulassig, sich nach Treu und Glauben zu bemuhen - sicherzustellen, dass die durch Regulation S eingeraumte Befreiung von dem Registrierungserfordernis des U.S. Securities Act fur einen Anleiheglaubiger, der samtliche der in ss. 8 angegebenen Voraussetzungen erfullt hat und seine Umtauschrechte ausuben mochte, anwendbar bleibt. Sofern, trotz der Bemuhungen der Anleiheschuldnerin und der Garantin nach Treu und Glauben, die Befreiung von dem Registrierungserfordernis des U.S. Securities Act nach Regulation S fur den Umtausch durch einen Anleiheglaubiger aufgrund von Handlungen der Anleiheschuldnerin, der Garantin, der Qimonda AG oder eines ihrer jeweiligen verbundenen Unternehmen oder Beauftragten zu einem solchen Zeitpunkt nicht anwendbar ist, wird der Umtauschzeitraum auf 10 Geschaftstage nach dem Zeitpunkt verlangert, zu dem entweder die Registrierungsbedingung erfullt ist oder die Regulation S fur den Umtausch durch einen Anleiheglaubiger, der samtliche der vorstehend in ss. 8 angegebenen Voraussetzungen erfullt hat, anwendbar ist; und wenn der Endfalligkeitstermin oder ein Ruckzahlungstag so festgesetzt wurden, dass sie in den verlangerten Umtauschzeitraum fallen, werden der Endfalligkeitstermin oder der Ruckzahlungstag entsprechend verschoben, jedoch nur in Bezug auf die Schuldverschreibungen, die von dem Anleiheglaubiger in seiner ursprunglichen Umtauscherklarung angegeben wurden. In keinem Fall wird das Umtauschrecht in bar erfullt.


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

(2) Nach Ausubung des Umtauschrechts, welches die Lieferung von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere und/oder sonstiger Vermogenswerte) anstelle von ADS zur Folge hat, werden nur ganze Stammaktien der Qimonda AG (und/oder andere zugrunde liegende Wertpapiere) geliefert. Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) werden nicht geliefert. Soweit sich bei der Durchfuhrung des Umtauschs einer oder mehrerer Schuldverschreibung(en) Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) ergeben, werden die sich bei dem Umtausch einer Schuldverschreibung ergebenden Bruchteile der Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) addiert und die sich infolge der Addition von Bruchteilen der Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) ergebenden ganzen Stammaktien der Qimonda AG (und/oder anderen zugrunde liegenden Wertpapiere) geliefert, soweit die Umtauschstelle (ss. 17(2)) (ohne dazu verpflichtet zu sein) festgestellt hat, dass mehrere Schuldverschreibungen fur denselben Anleiheschuldner zur gleichen Zeit umgetauscht worden sind. Die zu liefernden Aktien oder anderen Wertpapiere werden so bald wie praktisch moglich nach dem Umtauschtag auf das vom Anleiheglaubiger in der Umtauscherklarung angegebene Wertpapierkonto ubertragen. Bis zur Ubertragung der Aktien oder anderen Wertpapiere bestehen vorbehaltlich ss. 11(1) keine Anspruche aus den Aktien oder anderen Wertpapieren.

(3) Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere). Verbleibende Bruchteile von Stammaktien der Qimonda AG (und/oder anderer zugrunde liegender Wertpapiere) werden nicht geliefert und auch nicht abgegolten.

(4) Steuern. Die Lieferung von Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere) setzt voraus, dass der Anleiheglaubiger etwaige Steuern oder sonstige Abgaben zahlt, die im Zusammenhang mit der Ausubung des Umtauschrechts oder der Lieferung der Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere und/oder Vermogenswerte) erhoben werden.

                                     ss. 11
       (Bereitstellung von ADS (oder von Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere)); Dividenden)

(1) Im Verhaltnis zwischen der Anleiheschuldnerin und dem Anleiheglaubiger stehen dem Anleiheglaubiger ab dem jeweiligen Umtauschtag alle mit den ADS (bzw., falls dieser Stammaktien der Qimonda AG (oder andere zugrunde liegende Wertpapiere) anstelle der ADS erhalt, alle mit den Stammaktien der Qimonda AG (oder den anderen zugrunde liegenden Wertpapieren)) verbundenen Rechte zu. Die Anleiheschuldnerin wird nach Lieferung der ADS (bzw. der Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere)) jene Rechte gegenuber den Anleiheglaubigern in Geld ausgleichen, fur die der ADS Stichtag (ss. 12(11) (bzw. der Stichtag fur die Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere)) zwischen den Umtauschtag und den Tag der Lieferung der ADS (oder Stammaktien der Qimonda AG (oder anderer zugrunde liegender Wertpapiere)) fallt.

(2) Die zu liefernden ADS werden so bald wie praktisch moglich nach dem Umtauschtag auf das vom Anleiheglaubiger in der Umtauscherklarung angegebene Wertpapierkonto ubertragen. Bis zur Ubertragung der ADS kann der Anleiheglaubiger keine Aktionarsrechte aus den ADS ableiten.

      Etwaig zu liefernde Stammaktien der Qimonda AG (oder andere zugrunde liegende Wertpapiere) werden so bald wie praktisch moglich nach dem Umtauschtag auf das vom Anleiheglaubiger in der Umtauscherklarung angegebenen Wertpapierkonto ubertragen und der Anleiheglaubiger (oder die von ihm benannte Person) werden so bald wie praktisch moglich nach dem Umtauschtag in das Aktionarsregister der Qimonda AG (oder ein anderes Wertpapierregister) eingetragen. Bis der Anleiheglaubiger (oder die von ihm benannte Person) zum registrierten Inhaber der Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere) wird, ist der Anleiheglaubiger nicht berechtigt, Aktionarsrechte aus den Stammaktien der Qimonda AG (oder der anderen zugrunde liegenden Wertpapiere) abzuleiten.

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                                     ss. 12
                              (Verwasserungsschutz)

(1) Erhohung oder Verringerung der Anzahl von ADS. Erhoht die Depotbank vor dem letzten Tag des Umtauschzeitraums oder einem fruheren Ruckzahlungstag die Anzahl der ausstehenden ADS, indem sie einen Split der ausstehenden ADS durchfuhrt oder zusatzliche ADS an Inhaber von ADS infolge einer Dividendenausschuttung durch die Qimonda AG in Form von Aktien der Qimonda AG oder infolge einer unentgeltlichen Zuteilung dieser Aktien verteilt, verringert sie die Anzahl der ausstehenden ADS infolge eines Einzugs oder einer Vereinigung der Aktien der Qimonda AG durch die Qimonda AG, indem sie eine Zusammenlegung (oder einen Reverse Split) dieser ausstehenden ADS durchfuhrt, oder bewirkt die Depotbank eine andere Anderung der Anzahl der ausstehenden ADS (insbesondere Anderungen infolge einer Anderung des anteiligen Betrags des Grundkapitals der Aktien der Qimonda AG), wird das Umtauschverhaltnis gema(beta) der nachstehenden Formel angepasst, soweit in den folgenden Bestimmungen nicht abweichend geregelt:

                Nn
      E' = E x ----
                No

      Dabei gilt Folgendes:

      E' = das angepasste Umtauschverhaltnis,

      E = das Umtauschverhaltnis am ADS Stichtag,

      No = Anzahl von ausstehenden ADS bevor der Split, die Dividende, die unentgeltliche Zuteilung, die Vereinigung, die Einziehung oder die Zusammenlegung erfolgt.

      Nn = Anzahl von ausstehenden ADS nachdem der Split, die Dividende, die unentgeltliche Zuteilung, die Vereinigung, die Einziehung oder die Zusammenlegung erfolgt ist.

(2) Bezugsrechte. Gewahrt die Depotbank den Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem fruheren Ruckzahlungstag (i) Bezugsrechte in Bezug auf die ADS, (ii) Wertpapiere mit Bezugs-, Options-oder Wandlungsrechten in Bezug auf ADS oder (iii) Bezugsrechte in Bezug auf andere Aktienwerte, Genussrechte, Schuldtitel oder sonstige Wertpapiere (,,Sonstige Wertpapiere"), wird das Umtauschverhaltnis gema(beta) der nachstehenden Formel angepasst:

                 M
      E' = E x -----
                M-B

      Dabei gilt Folgendes:

      E' = das angepasste Umtauschverhaltnis,

      E = das Umtauschverhaltnis am ADS Stichtag,

      M = der Durchschnittliche Marktpreis (ss. 12(11)), und

      B = der Bezugsrechtswert, wenn B >/= 0 ist.

(3) Barausschuttungen und andere Ausschuttungen. Falls die Depotbank den Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem fruheren Ruckzahlungstag (i) Vermogenswerte (einschlie(beta)lich Sachdividenden oder Dividenden in Form von Schuldtiteln, Options- oder Wandelrechten) (mit Ausnahme der vorstehend in ss. 12(2) aufgefuhrten Rechte), die nicht infolge einer Verschmelzung, Aufspaltung oder Abspaltung (fur welche die nachstehend in ss. 12(4) aufgefuhrten Bestimmungen gelten) ausgeschuttet werden, (ii) Verkaufsoptionen im Falle eines Ruckkaufs von ADS oder Stammaktien der Qimonda AG oder (iii) eine Barausschuttung zuweist ((i), (ii) und (iii) jeweils eine ,,Ausschuttung"), wird das Umtauschverhaltnis gema(beta) der nachstehenden Formel angepasst:

                 M
      E' = E x -----
                M-F

      Dabei gilt Folgendes:

      E' = das angepasste Umtauschverhaltnis,

      E = das Umtauschverhaltnis am ADS Stichtag,

      M = der Durchschnittliche Marktpreis ss. 12(11),

      F = im Falle von (i) der angemessene Marktwert der Ausschuttung am ADS Stichtag, wie er von der Umtauschstelle (ss. 17(2)) nach billigem Ermessen (ss. 317 BGB) auf Basis der Bewertung eines unabhangigen Sachverstandigen je ADS festgelegt wird (der ,,Angemessene Marktwert"), im Falle von (ii), in dem die Depotbank den Inhabern der ADS Verkaufsoptionen gewahrt, der Verkaufsoptionswert, unter der Voraussetzung, dass, falls der Angemessene Marktwert je ADS 5 % oder weniger des einfachen arithmetischen Durchschnitts der Aktienkurse wahrend eines dem ADS Stichtag unmittelbar vorangehenden Zeitraums von 365 aufeinander folgenden Tagen betragt, keine Anpassung des Umtauschverhaltnisses durchgefuhrt wird, oder im Falle von
      (iii), die Barausschuttung, wobei der tatsachlich von der Depotbank ausgeschuttete Betrag je ADS (jedoch vor Abzug oder Einbehalt von etwaigen Steuern) berechnet wird (vorausgesetzt, dass, falls diese Barausschuttung in einer anderen Wahrung als in U.S.-Dollar gezahlt wird, der Gegenwert dieser Barausschuttung in U.S.-Dollar, der von der Umtauschstelle (ss. 17(2)) nach billigem Ermessen (ss. 317 BGB) bestimmt wird, gilt), und mit der weiteren Ma(beta)gabe, dass eine Anpassung nur dann vorgenommen wird, wenn F >/= 0 ist.

(4) Verschmelzung, Aufspaltung oder Abspaltung betreffend Qimonda AG. Falls die Depotbank den Inhabern der ADS vor dem letzten Tag des Umtauschzeitraums oder einem fruheren Ruckzahlungstag infolge einer Verschmelzung (ss. 2 UmwG) der Qimonda AG als ubertragender Rechtstrager im Sinne des Umwandlungsgesetzes, einer Aufspaltung (ss. 123 (1) UmwG) oder einer Abspaltung (ss. 123 (2) UmwG) der Qimonda AG Wertpapiere zuteilt oder zuweist oder auf sonstige Weise das Recht gewahrt, Wertpapiere zu erhalten, die entweder Eigenkapitalbeteiligungen an einem Nachfolgeunternehmen, aufgespaltenen Unternehmen oder abgespaltenen Unternehmen darstellen oder vertreten (die ,,Neuen ADS"), stehen einem Anleiheglaubiger ab dem ADS Stichtag fur diese Ausschuttung bei Ausubung seines Umtauschrechtes (im Falle einer Teilaufspaltung oder Teilabspaltung der Qimonda AG zusatzlich zu seinem Recht, ADS bei Ausubung seines Umtauschrechts zu erhalten) die Anzahl an Neuen ADS zu, die sich gema(beta) der nachstehenden Formel errechnet; im Anschluss gelten die Bestimmungen dieser Anleihebedingungen fur die Neuen ADS im gleichen Umfang wie fur die ADS (vorausgesetzt, dass, wenn in Verbindung mit einem solchen Ereignis die ADR-Fazilitat beendet wird, die oben unter ss. 4(4) aufgefuhrten Bestimmungen gelten); verbleibende Bruchteile von Neuen ADS werden nicht ausgeglichen (ss. 9(2)):

      E' = E x AS

      E' = das Umtauschverhaltnis in Bezug auf die Neuen ADS,

      E = das Umtauschverhaltnis am ADS Stichtag,

      AS = die Anzahl von Neuen ADS, die einem Inhaber von ADS in Bezug auf eine ADS zustehen.

(5) Wahlweise Ausschuttungen in Geld oder in Form von ADS. Nimmt die Depotbank vor dem letzten Tag des Umtauschzeitraums oder einem fruheren Ruckzahlungstag eine Ausschuttung an die Inhaber von ADS vor, die nach Wahl der Inhaber der ADS entweder in Geld oder in Form zusatzlicher ADS zahlbar ist, wird das Umtauschverhaltnis gema(beta) vorstehenden ss. 12(3) derart angepasst, als sei die Ausschuttung ausschlie(beta)lich in Form von Geld vorgenommen worden.

(6) Keine Anpassung in Bezug auf das Grundkapital der Qimonda AG betreffende gesellschaftsrechtliche Ma(beta)nahmen oder Ausschuttungen durch die Qimonda AG, die nicht zu einer Ausschuttung an die Inhaber der ADS fuhren. Das Umtauschverhaltnis wird aufgrund von das Grundkapital der Qimonda AG betreffenden gesellschaftsrechtlichen Ma(beta)nahmen oder einer Ausschuttung durch die Qimonda AG nicht angepasst, es sei denn, dieses Ereignis oder diese Ausschuttung fuhrt zu einer Ausschuttung an die Inhaber von ADS, wie vorstehend in ss. 12(1) bis (4) beschrieben, die tatsachlich an die Inhaber der ADS von der Depotbank aufgrund der ADR-Fazilitat gema(beta) dem Depotvertrag geleistet wird.


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

(7) Mehrfache Anpassung. Sofern Anpassungen des Umtauschverhaltnisses nach mehr als einer der Bestimmungen des ss. 12(1), (2), (3) (4) und/oder (5) durchzufuhren sind und der ADS Stichtag fur diese Anpassungen auf denselben Tag fallt oder die Berechnung einer Anpassung nach einer dieser Bestimmungen auf Marktwerten basiert, die nach einer anderen dieser Bestimmungen zuvor anzupassen sind, wird diese Anpassung wie folgt durchgefuhrt:

      (x) im Falle von Anpassungen am selben ADS Stichtag werden zunachst die Bestimmungen des ss. 12(1), zweitens die Bestimmungen des ss. 12(3), drittens die Bestimmungen des ss. 12(2) und schlie(beta)lich die Bestimmungen des ss. 12(4) angewendet, jedoch nur soweit jede dieser Bestimmungen gema(beta) ihrer jeweiligen Voraussetzungen anwendbar ist; und

      (y) in anderen Fallen werden die betreffenden Absatze in der Reihenfolge des Eintritts der jeweiligen ADS Stichtage angewendet.

      Wird in einem der in diesem ss. 12(7) aufgefuhrten Falle die Berechnung einer Anpassung nach einer der vorstehend aufgefuhrten Absatze im Anschluss an die Anwendung eines der anderen Absatze durchgefuhrt und bezieht sich die Berechnung der zweiten und jeder anschlie(beta)enden Anpassung auf den Durchschnittlichen Markpreis in einem Zeitraum, der vor dem Ex-Tag fur die Ma(beta)nahme liegt, die nach dem Absatz, der zuerst anzuwenden ist, anzupassen ist, wird der Durchschnittliche Marktpreis fur diese Zeitraume fur den Zweck der Berechnung der anschlie(beta)enden Anpassung mit dem Faktor multipliziert, der fur die Multiplikation bei der Berechnung der vorangehenden Anpassung verwendet worden ist. Soweit der Wert einer Ausschuttung, der Bezugsrechtswert, der Verkaufsoptionswert oder der Angemessene Marktwert in Bezug auf den Marktwert der ADS wahrend dieses Zeitraums berechnet wird, berechnet die Umtauschstelle den Wert der Ausschuttung, den Bezugsrechtswert, den Verkaufsoptionswert oder den Angemessenen Marktwert, sofern anwendbar, auf Basis der auf diese Weise angepassten Markwerte.


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

(8) Andere Anpassungen. Legt die Anleiheschuldnerin fest, dass andere Anpassungen infolge eines oder mehrerer vorstehend unter ss. 12(1) bis (7) nicht aufgefuhrten Ereignisse(s) durchgefuhrt werden sollten (auch wenn die betreffenden Ereignisse oder Umstande ausdrucklich von der Anwendung von ss. 12(1) bis (7) ausgeschlossen sind), fordert die Anleiheschuldnerin die Umtauschstelle auf eigene Kosten auf, so bald wie praktisch moglich festzulegen, welche weitere Anpassung angemessener und vernunftiger Weise zu berucksichtigen ist und an welchem Tag diese Anpassung wirksam werden soll. An diesem Tag fuhrt die Umtauschstelle diese Anpassung gegebenenfalls durch; diese wird in Ubereinstimmung mit der Festlegung wirksam, wenn die Anleiheschuldnerin ihre Zustimmung erteilt hat.

(9) Wirksamkeit von Anpassungen. Die Anpassungen in Ubereinstimmung mit den vorstehenden Bestimmungen werden am Ex-Tag wirksam. Anpassungen in Ubereinstimmung mit diesem ss. 12 werden nicht durchgefuhrt, sofern der Ex-Tag bzw. im Falle von ss. 12(8) der Tag, an dem die Anpassung wirksam wird, ein spaterer Zeitpunkt ist als, im Falle von Schuldverschreibungen, fur die das Umtauschrecht ausgeubt worden ist, der Tag, an dem die ADS gema(beta) ss. 9(1) dem Wertpapierkonto des betreffenden Inhabers gutgeschrieben worden sind (oder an dem gema(beta) ss. 10(1) der Name des betreffenden Inhabers in das jeweilige Wertpapierregister eingetragen worden ist), oder, im Falle von Schuldverschreibungen, die nicht umgetauscht worden sind, der letzte Tag des Umtauschzeitraums.

(10) Berechnung der Anpassungen. Anpassungen nach den vorstehenden Absatzen werden durch die Umtauschstelle (ss. 17(2)) berechnet und sind (sofern nicht ein offensichtlicher Fehler vorliegt) fur alle Beteiligten bindend. Das in Ubereinstimmung mit den vorstehenden Bestimmungen berechnete Umtauschverhaltnis wird nach deutscher Geschaftspraxis auf vier Dezimalstellen gerundet. Die Umtauschstelle (ss. 17(2)) haftet nur dafur, dass sie im Zusammenhang mit den Schuldverschreibungen Anpassungen vornimmt oder nicht vornimmt oder sonstige Ma(beta)nahmen trifft oder unterlasst, wenn und soweit sie die Sorgfalt eines ordentlichen Kaufmanns verletzt. Die Umtauschstelle (ss. 17(2)) kann nach Rucksprache mit der Anleiheschuldnerin den Rat oder die Dienste von Rechtsanwalten, Wirtschaftsprufern oder anderen Sachverstandigen einholen, deren Beratung oder Dienste sie fur notwendig halt, und sich auf eine solche Beratung verlassen (und die Umtauschstelle (ss. 17(2)) ubernimmt keinerlei Haftung gegenuber der Anleiheschuldnerin, der Garantin oder den Anleiheglaubigern im Zusammenhang mit Handlungen oder Unterlassungen, die in Ubereinstimmung mit einer solchen Beratung und unter Anwendung der Sorgfalt eines ordentlichen Kaufmanns vorgenommen bzw. unterlassen oder deren Vornahme oder Unterlassung geduldet worden sind.)


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

(11)  Definitionen. In diesen Anleihebedingungen gilt Folgendes:
      ,,Barausschuttung" bezeichnet den Betrag einer etwaigen Dividende oder einer anderen von der Depotbank an die Inhaber der ADS gema(beta) dem Depotvertrag vorgenommenen Barausschuttung (insbesondere den durch die Qimonda AG ausgeschutteten Barerlos gema(beta) dem Depotvertrag aus der Verau(beta)erung von Vermogenswerten) nach Abzug etwaig geltender an die Depotbank gema(beta) der ADR-Fazilitat zu zahlender Gebuhren, Kosten und Aufwendungen; jedoch vor Abzug oder Einbehalt von etwaigen Steuern.

      ,,Bezugsrechtswert", im Hinblick auf jedes Bezugsrecht und je ADS berechnet, bezeichnet:

      (i) den Schlusskurs des betreffenden Rechts am ADS Stichtag an dem Hauptmarkt, an dem solche Rechte gehandelt werden, oder

      (ii) falls ein solcher Schlusskurs nicht feststellbar ist, den von der Umtauschstelle (ss. 17(2)) nach billigem Ermessen (ss. 317 BGB) bestimmten Wert des Bezugsrechts.


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

      ,,Durchschnittlicher Marktpreis" bezeichnet den arithmetischen Durchschnitt der Aktienkurse fur den kurzesten der nachfolgenden Zeitraume (mit der Ma(beta)gabe, dass ein Zeitraum mindestens einen Handelstag umfasst):

      (i) die zehn aufeinander folgenden Handelstage, die dem relevanten ADS Stichtag vorangehen, oder

      (ii) der Zeitraum, der am ersten Handelstag nach dem Tag beginnt, an dem die ma(beta)gebliche Ausgabe oder Ausschuttung offentlich bekannt gemacht wurde, und bis zu dem Handelstag andauert, der dem jeweiligen ADS Stichtag vorangeht, oder

      (iii) der Zeitraum, der am Ex-Tag der letzten Ausgabe oder Ausschuttung beginnt, fur die eine Anpassung erforderlich ist, und der am letzten Handelstag vor dem jeweiligen ADS Stichtag endet.

      ,,Ex-Tag" ist jeweils der erste Handelstag, an dem die ADS ,,ohne Dividende" bzw. ,,ohne Bezugsrecht" oder ohne ein sonstiges Recht gehandelt wird, bezuglich dessen eine Anpassung erforderlich ist.

      ,,ADS Stichtag" bezeichnet entweder (i) den jeweiligen Zeitpunkt fur die Bestimmung der Inhaber der ADS, die Rechte, Bezugsrechte, Options- oder Wandelrechte oder andere Ausschuttungen oder sonstige Vermogenswerte erhalten, oder, sofern fruher, (ii) den Handelstag, der dem Ex-Tag unmittelbar vorangeht.

      ,,Verkaufsoptionswert" bezeichnet in Bezug auf Verkaufsoptionen und je ADS berechnet:

      (i) den Schlusskurs dieser Verkaufsoptionen am ADS Stichtag am Hauptmarkt, an dem solche Rechte gehandelt werden, oder


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

      (ii) falls ein solcher Schlusskurs nicht feststellbar ist, den von der Umtauschstelle (ss. 17(2)) nach billigem Ermessen (ss. 317 BGB) bestimmten Wert der Verkaufsoptionen.

(12) Bekanntmachung von Anpassungen. Die Anleiheschuldnerin wird eine Anpassung des Umtauschverhaltnisses und/oder jede andere Anpassung der Bedingungen des Umtauschrechts in Ubereinstimmung mit ss. 18 ankundigen.

                                     ss. 13
           (Nachrangige Garantie und Negativverpflichtung der Infineon
                                Technologies AG)

(1) Garantie und Negativverpflichtung. Die Garantin hat am 20. September 2007 gegenuber der Citibank, N.A. zugunsten der Anleiheglaubiger die unbedingte, unwiderrufliche und nachrangige Garantie (die ,,Garantie") fur
      (i) die ordnungsgema(beta)e und punktliche Zahlung von samtlichen Betragen, die von der Anleiheschuldnerin gema(beta) diesen Anleihebedingungen zahlbar sind, ubernommen sowie (ii) die ordnungsgema(beta)e und punktliche Erfullung samtlicher Verpflichtungen der Anleiheschuldnerin gema(beta) der Anleihebedingungen, die sich aus der Ausubung des Umtauschrechts (ss.7(1)) ergeben. Die Garantin hat sich in der Garantie verpflichtet, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem samtliche nach diesen Anleihebedingungen auf die Schuldverschreibungen an die Anleiheglaubiger zahlbaren Betrage der Zahlstelle (ss. 17(1)) zur Verfugung gestellt und alle sich aus ss. 7 ergebenden Pflichten erfullt wurden, keine Sicherheiten an ihren Vermogensgegenstanden zur Besicherung von nachrangigen Kapitalmarktverbindlichkeiten einschlie(beta)lich hierfur abgegebener Garantien und anderer Gewahrleistungen zu bestellen, ohne die Anleiheglaubiger gleichzeitig in gleicher Weise und anteilma(beta)ig an dieser Sicherheit teilnehmen zu lassen. Die Verpflichtungserklarung nach Satz 2 findet keine Anwendung auf eine Sicherheit, die (i) nach dem anzuwendenden Recht zwingend notwendig oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich ist. Jede nach Satz 2 zu leistende Sicherheit kann auch zugunsten einer Person bestellt werden, die als Treuhander der Anleiheglaubiger handelt.


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

(2) Vertrag zugunsten Dritter. Die Garantie stellt einen Vertrag zugunsten der Anleiheglaubiger als begunstigte Dritte im Sinne des ss. 328(1) BGB dar, der jedem Anleiheglaubiger das Recht gibt, Erfullung der in der Garantie ubernommenen Verpflichtungen unmittelbar von der Garantin zu verlangen und diese Verpflichtungen unmittelbar gegen die Garantin durchzusetzen.

                                     ss. 14
                            (Anderung der Kontrolle)

(1) Benachrichtigung uber Anderung der Kontrolle. Falls eine Anderung der Kontrolle (wie nachstehend definiert) eintritt, wird die
      Anleiheschuldnerin:

      (i) die Anderung der Kontrolle unverzuglich, nachdem sie Kenntnis hiervon erhalten hat, gema(beta) ss. 18 bekanntmachen; und

      (ii) fur Zwecke des ss. 14(2) und (3) einen Tag bestimmen (der ,,Kontrollstichtag"), bei dem es sich um einen Geschaftstag handeln muss, und den Kontrollstichtag gema(beta) ss. 18 bekanntmachen.

      Der Kontrollstichtag darf nicht weniger als 40 und nicht mehr als 60 Tage nach der Bekanntmachung der Anderung der Kontrolle gema(beta) ss. 18 liegen.

(2) Vorzeitige Ruckzahlung und/oder vorzeitiger Umtausch nach Wahl der Anleiheglaubiger. Falls die Anleiheschuldnerin gema(beta) ss. 14(1)(i) die Anderung der Kontrolle fur Qimonda AG oder die Garantin bekannt gegeben hat, ist jeder Anleiheglaubiger nach seiner Wahl berechtigt, durch Mitteilung an die Zahlstelle (ss. 17(1)) mit einer Frist von mindestens 20 Tagen vor dem Kontrollstichtag von der Anleiheschuldnerin am Kontrollstichtag die Ruckzahlung aller oder eines Teils seiner Schuldverschreibungen, die noch nicht umgetauscht oder zur Ruckzahlung fallig erklart wurden, zum Nennbetrag zusammen mit bis zum Tag der Ruckzahlung (ausschlie(beta)lich) aufgelaufenen Zinsen zu verlangen.

      Jede Erklarung eines Anleiheglaubigers nach diesem ss. 14(2) ist unwiderruflich und verpflichtet die Anleiheschuldnerin, die entsprechenden Schuldverschreibungen gema(beta) dem vorstehenden Satz zuruckzuzahlen.

(3) Anpassung des Umtauschverhaltnisses aufgrund Anderungen der Kontrolle. Falls die Anleiheschuldnerin gema(beta) ss. 14(1)(i) die Anderung der Kontrolle fur Qimonda AG bekannt gegeben hat, wird bei jeder Ausubung des Umtauschrechts am oder vor dem Kontrollstichtag das Umtauschverhaltnis gema(beta) der nachstehenden Formel angepasst:

      E(a) = E x [1 + (Pr x c/t)]

      Dabei gilt Folgendes:

      E(a) = das angepasste Umtauschverhaltnis,

      E = das Umtauschverhaltnis unmittelbar vor dem Zeitpunkt, an dem eine Mitteilung gema(beta) ss. 14(1)(i) erfolgt;

      Pr = die anfangliche Umtauschpramie von 35%;

      c = die Anzahl der Tage ab dem Tag (einschlie(beta)lich), an dem eine Mitteilung gema(beta) ss. 14(1)(i) erfolgt, bis zum Endfalligkeitstermin (ausschlie(beta)lich);

      t = die Anzahl der Tage ab dem Ausgabetag bis zum Endfalligkeitstermin (ausschlie(beta)lich).


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

(4)   Definitionen.

      Eine ,,Anderung der Kontrolle" liegt vor, wenn (i) eine Person (wie unten definiert) oder Personen, die gemeinsam handeln, und die am Ausgabetag keine Kontrolle uber Qimonda AG hat bzw. haben, die Kontrolle (wie unten definiert) uber Qimonda AG oder die Garantin erwirbt bzw. erwerben oder
      (ii) eine Person oder Personen, die gemeinsam handeln, und die am Ausgabetag die Kontrolle uber Qimonda AG hat bzw. haben, das direkte oder indirekte (im Sinne des ss. 22 WpHG) rechtliche oder wirtschaftliche Eigentum an Aktien, die zusammen mehr als 85% der Stimmrechte der Qimonda AG gewahren, zukunftig erwirbt bzw. erwerben, wobei dieser Erwerb auf aktivem Handeln dieser Person oder Personen beruhen muss, die zu einer Ubertragung von Aktien an diese Person oder diese Personen fuhrt, oder
      (iii) die Qimonda AG oder die Garantin alle oder im Wesentlichen alle ihre Vermogensgegenstande verau(beta)ert oder ubertragt.

      Keine Anderung der Kontrolle liegt vor bei einer Ubertragung von Aktien der Qimonda AG, die vollstandig innerhalb des aus der Qimonda AG und der Garantin und ihrer jeweiligen konsolidierten Tochtergesellschaften gebildeten Konzerns stattfindet.

      ,,Kontrolle" bezeichnet (i) direktes oder indirektes (im Sinne des ss. 22
      WpHG) rechtliches oder wirtschaftliches Eigentum von insgesamt 50% oder mehr der Stimmrechte der Qimonda AG oder die Fahigkeit im Sinne des ss. 17 AktG, in anderer Weise die Angelegenheiten der Qimonda AG zu bestimmen,
      (ii) im Falle eines Ubernahmeangebotes fur Aktien Umstande, in denen (A) die Aktien, die sich bereits in der Kontrolle des Anbietenden befinden, und die Aktien, fur die bereits das Angebot angenommen wurde, insgesamt 50% oder mehr der Stimmrechte der Qimonda AG gewahren und (B) zur gleichen Zeit das Angebot unbedingt geworden ist.


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

      Eine ,,Person" bezeichnet jede naturliche Person, Gesellschaft, Vereinigung, Firma, Partnerschaft, jedes Joint Venture, jede Unternehmung, jeden Zusammenschluss, jede Organisation, jeden Fonds, Staat oder jede staatliche Einheit, jeweils unabhangig davon, ob es sich um eine selbstandige juristische Person handelt.

(4) (i) Der Anleiheglaubiger darf seine Rechte gema(beta) ss. 14(1) in Bezug auf eine Schuldverschreibung, bezuglich derer die Anleiheschuldnerin zuvor ihr Recht auf Ruckzahlung gema(beta) ss. 4(3), (4) oder (6) ausgeubt hat, nicht ausuben.

      (ii) Um dieses Recht auszuuben, hat der Anleiheglaubiger gegenuber der Zahlstelle uber seine depotfuhrende Bank zur Ubermittlung an die Zahlstelle uber das Clearingsystem eine ordnungsgema(beta) ausgefullte Erklarung uber die vorzeitige Ruckzahlung abzugeben, die der Zahlstelle spatestens am 30. Tag nach der Bekanntmachung gema(beta) ss. 14(1) zugehen muss. Die Erklarung hat den Nennbetrag der Schuldverschreibungen, fur die das Recht zur Ruckzahlung ausgeubt wird, und/oder den Nennbetrag der Schuldverschreibungen, fur die das Umtauschrecht ausgeubt wird, anzugeben. Die Anleiheschuldnerin ist nur verpflichtet, Schuldverschreibungen, fur welche das Recht ausgeubt worden ist, gegen Lieferung der Schuldverschreibungen an die Anleiheschuldnerin oder deren Order zuruckzuzahlen. Die Ausubung des Rechts kann nicht widerrufen oder zuruckgenommen werden.

                                     ss. 15
                       (Kundigung durch Anleiheglaubiger)

(1) Kundigungsrecht. Jeder Anleiheglaubiger ist berechtigt, durch Mitteilung an die Zahlstelle (ss. 17(1)) seine samtlichen Forderungen aus den Schuldverschreibungen fallig zu stellen und Ruckzahlung zu deren Nennbetrag zuzuglich hierauf aufgelaufener Zinsen zu verlangen (sofern nicht der Umstand, der zur Falligstellung gefuhrt hat, nachweisbar geheilt wurde, bevor die Kundigung gegenuber der Zahlstelle (ss. 17(1)) erfolgt ist), wenn:


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

      (a) die Anleiheschuldnerin oder die Garantin, gleichgultig aus welchen Grunden, (i) Kapital oder Zinsen auf die Schuldverschreibungen nicht innerhalb von 30 Tagen nach dem betreffenden Falligkeitstag zahlt, oder (ii) die Erfullung einer wesentlichen Verpflichtung aus den Schuldverschreibungen, insbesondere gema(beta) ss. 2(2) und ss. 13(1), unterlasst, und diese Unterlassung mehr als 60 Tage andauert, nachdem die Anleiheschuldnerin eine schriftliche Benachrichtigung von der Zahlstelle (ss. 17(1)) erhalten hat;

      (b) die Anleiheschuldnerin oder die Garantin die Erfullung einer falligen Zahlungsverpflichtung aus einer anderen von der Anleiheschuldnerin oder der Garantin begebenen oder garantierten Kapitalmarktverbindlichkeit unterlasst, der Gesamtbetrag der nicht erfullten Verpflichtungen (euro)50.000.000 oder den Gegenwert in einer anderen Wahrung ubersteigt und diese Nichterfullung 30 Tage andauert, nachdem die Anleiheschuldnerin bzw. die Garantin in Ubereinstimmung mit den vertraglichen oder gesetzlichen, diese Zahlungsverpflichtung regelnden Bestimmungen entsprechend informiert wurde, oder eine solche Zahlungsverpflichtung der Anleiheschuldnerin oder der Garantin infolge des Vorliegens der Voraussetzungen eines Kundigungsgrundes (wie auch immer definiert) seitens der Anleiheschuldnerin oder der Garantin vorzeitig fallig gestellt wird und der entsprechende Kundigungsgrund nicht innerhalb von 30 Tagen, nachdem die Anleiheschuldnerin bzw. die Garantin uber das Vorliegen eines solchen Kundigungsgrundes informiert wurde, geheilt, aufgegeben oder fur ungultig erklart wurde, oder eine fur eine solche Zahlungsverpflichtung bestellte Sicherheit durchgesetzt wird, und diese Durchsetzung nicht innerhalb von 30 Tagen, nachdem die Anleiheschuldnerin oder die Garantin von dieser Durchsetzung informiert wurde, beendet wurde;

      (c) ein Gericht ein Konkurs- oder sonstiges Insolvenzverfahren gegen die Anleiheschuldnerin oder die Garantin eroffnet, das nicht innerhalb von 60 Tagen nach der Eroffnung aufgehoben oder ausgesetzt wird, oder die Anleiheschuldnerin oder die Garantin ein solches Verfahren einleitet oder ihre Zahlungen allgemein einstellt, oder eine allgemeine Schuldenregelung zugunsten aller ihrer Glaubiger anbietet oder trifft oder die Anleiheschuldnerin ein ,,surseance van betaling" (im Sinne der niederlandischen Insolvenzrechtsordnung (faillissementswet)) beantragt;

      (d) die Anleiheschuldnerin oder die Garantin in Liquidation tritt, es sei denn, eine solche Liquidation steht im Zusammenhang mit einer Verschmelzung oder einer anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und diese Gesellschaft ubernimmt alle Verpflichtungen hinsichtlich der Schuldverschreibungen, die sich aus diesen Anleihebedingungen ergeben; oder

      (e) die Garantie nicht vollstandig wirksam ist und dieser Zustand 45 Tage fortdauert, nachdem die Zahlstelle (ss. 17(1)) hieruber eine Benachrichtigung von einem Anleiheglaubiger erhalten hat.

(2) Kundigungserklarung. Eine Kundigungserklarung gema(beta) ss. 15(1) hat in der Weise zu erfolgen, dass der Anleiheglaubiger der Zahlstelle (ss. 17(1)) eine schriftliche Erklarung ubergibt oder durch eingeschriebenen Brief an sie ubersendet und dabei durch eine Bescheinigung seiner depotfuhrenden Bank nachweist, dass er im Zeitpunkt der schriftlichen Erklarung Glaubiger der betreffenden Schuldverschreibung(en) ist. Vorbehaltlich zwingender gesetzlicher Bestimmungen berechtigt kein Ereignis oder Umstand au(beta)er den in Absatz (1) beschriebenen einen Anleiheglaubiger dazu, seine Schuldverschreibungen vorzeitig fallig zu stellen und Zahlung zu verlangen, es sei denn diese Anleihebedingungen sehen dies ausdrucklich vor.

(3) Wirksamkeit. Im Fall des Absatzes (1)(a)(ii) wird eine die Schuldverschreibungen fallig stellende Kundigung erst wirksam, nachdem die Zahlstelle (ss. 17 (1)) Kundigungserklarungen von Anleiheglaubigern erhalten haben, die zusammen Schuldverschreibungen mit einem Nennbetrag von insgesamt mindestens 10% des Nennbetrags der sich zu diesem Zeitpunkt im Umlauf befindenden Schuldverschreibungen halten. Eine solche Kundigungserklarung wird abweichend vom vorangehenden Satz sofort wirksam, wenn zum Zeitpunkt ihres Zugangs einer der Kundigungsgrunde gema(beta) Absatz (1)(a)(i) oder (b) bis (e) vorliegt und fortdauert.


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

                                     ss. 16
                (Ersetzung der Anleiheschuldnerin; Sitzverlegung)

(1) Ersetzung. Die Anleiheschuldnerin oder die Neue Anleiheschuldnerin (wie unten definiert) ist jederzeit berechtigt, ohne Zustimmung der Anleiheglaubiger die Anleiheschuldnerin durch Infineon Technologies AG oder eine andere Gesellschaft, deren stimmberechtigte Anteile oder sonstiges gezeichnetes Kapital direkt oder indirekt zu 75% von der Infineon Technologies AG gehalten werden, als Hauptschuldnerin fur alle Verpflichtungen aus und im Zusammenhang mit diesen Schuldverschreibungen (nachstehend die "Neue Anleiheschuldnerin") zu ersetzen, sofern:

      (a) die Neue Anleiheschuldnerin rechtswirksam alle Verpflichtungen der Anleiheschuldnerin aus oder im Zusammenhang mit diesen Schuldverschreibungen ubernimmt und nach einer solchen Ubernahme in der Lage ist, samtliche sich aus oder im Zusammenhang mit den Schuldverschreibungen ergebenden Zahlungsverpflichtungen ohne die Notwendigkeit eines Einbehalts von irgendwelchen Steuern oder Abgaben an der Quelle in Euro zu erfullen sowie die hierzu erforderlichen Betrage ohne Beschrankungen an die Zahlstelle (ss. 17(1)) zu ubertragen, und sie insbesondere jede hierfur notwendige Genehmigung einer zustandigen Behorde erhalten hat, und

      (b)   die Neue Anleiheschuldnerin sich verpflichtet, jedem
            Anleiheglaubiger alle Steuern, Gebuhren oder Abgaben zu erstatten, die ihm im Zusammenhang mit jeder Zahlung auf die
            Schuldverschreibungen, nach Umtausch oder in sonstiger Weise infolge der Ersetzung durch die Neue Anleiheschuldnerin auferlegt werden.

(2) Befreiung von Verpflichtungen. Mit Wirksamwerden der Ersetzung der Anleiheschuldnerin gema(beta) ss. 16(1) ist die Anleiheschuldnerin von allen Verpflichtungen aus oder im Zusammenhang mit den
      Schuldverschreibungen befreit.

(3) Bekanntmachung. Jede solche Ersetzung ist gema(beta) ss. 18 bekanntzumachen und wird mit der Bekanntmachung wirksam.


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

(4) Bezugnahmen. Im Falle einer solchen Ersetzung gilt ab diesem Zeitpunkt jede Bezugnahme auf die Anleiheschuldnerin in diesen Anleihebedingungen als Bezugnahme auf die Neue Anleiheschuldnerin. Sofern die Neue Anleiheschuldnerin ihren Sitz nicht in den Niederlanden hat, tritt in ss. 6 neben die Bezugnahme auf die Niederlande eine alternative Bezugnahme auf den Staat, in dem die Neue Anleiheschuldnerin ihren Sitz hat.

(5) Sitzverlegung. Eine Sitzverlegung der Anleiheschuldnerin in ein anderes Land, Territorium oder Hoheitsgebiet ist nur zulassig, wenn die in ss. 16(1), (3) und (4) genannten Voraussetzungen entsprechend erfullt sind.

                                     ss. 17
                          (Zahlstelle; Umtauschstelle)

(1) Zahlstelle. Die Anleiheschuldnerin hat Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, London E14 5LB, als Zahlstelle (die "Zahlstelle") bestellt. Die Zahlstelle ist von Beschrankungen des ss. 181 BGB befreit. Adressanderungen werden in Ubereinstimmung mit ss. 18 veroffentlicht.

(2) Umtauschstelle: Die Anleiheschuldnerin hat Citibank, N.A., Citigroup Centre, Canada Square, London E14 5LB, als Umtauschstelle (die ,,Umtauschstelle") bestellt. Die Umtauschstelle ist von Beschrankungen des ss. 181 BGB befreit. Adressanderungen werden in Ubereinstimmung mit ss. 18 veroffentlicht.

(3) Ersetzung der Verwaltungsstellen. Die Anleiheschuldnerin und Garantin sind jederzeit berechtigt, unter Einhaltung einer Frist von mindestens 30 Tagen durch Veroffentlichung in Ubereinstimmung mit ss. 18 eine andere Bank als Zahlstelle oder Umtauschstelle zu bestellen, die ihre Hauptgeschaftsstelle oder eine Niederlassung in Frankfurt am Main in der Bundesrepublik Deutschland unterhalt. Die Zahlstelle und die Umtauschstelle sind berechtigt, jederzeit von ihrer jeweiligen Funktion zuruckzutreten. Dieser Rucktritt wird erst wirksam, wenn die Anleiheschuldnerin und die Garantin eine Bank als Zahlstelle und/oder Umtauschstelle bestellen, die ihre Hauptgeschaftsstelle oder eine Niederlassung in Frankfurt am Main in der Bundesrepublik Deutschland unterhalt, und diese Bestellung in Ubereinstimmung mit ss. 18 unter Einhaltung einer Frist von mindestens 30 Tagen bekannt gemacht wurde.

      Wenn die Anleiheschuldnerin nicht bis zehn Tage vor Ablauf der Mitteilungsfrist eine andere Bank als Zahlstelle oder Umtauschstelle ernannt hat, sind die Zahlstelle oder die Umtauschstelle berechtigt, auf Kosten der Anleiheschuldnerin einen Nachfolger zu bestellen.

(4) Beauftragte der Anleiheschuldnerin. Die Zahlstelle und die Umtauschstelle handeln in dieser Funktion ausschlie(beta)lich als Beauftragte der Anleiheschuldnerin und der Garantin. Zwischen der Zahlstelle und der Umtauschstelle und den Anleiheglaubigern besteht, mit Ausnahme der in dem letzten Satz von ss. 8(2) geregelten Durchfuhrung des Umtauschs der Schuldverschreibungen, kein Auftrags- oder Treuhandverhaltnis.

                                     ss. 18
                               (Bekanntmachungen)

(1) Die Anleiheschuldnerin wird alle die Schuldverschreibungen betreffenden Mitteilungen auf der Homepage der Garantin (www.infineon.de) sowie uber ein oder mehrere elektronische Kommunikationssysteme bekanntmachen. Die Bekanntmachungen werden voraussichtlich jeweils uber die elektronischen Kommunikationssysteme von Bloomberg und/oder Reuters erscheinen. Jede solche Bekanntmachung gilt im Zeitpunkt der so erfolgten Veroffentlichung bzw. mit der Absendung seitens der Anleiheschuldnerin bzw. der Garantin als wirksam erfolgt.

(2) Sofern die Schuldverschreibungen an einer Wertpapierborse notiert sind und die Regularien dieser Borse dies verlangen, werden alle die
      Schuldverschreibungen betreffenden Bekanntmachungen im Einklang mit den Regularien der Borse, an der die Schuldverschreibungen notiert sind, veroffentlicht.

(3) Die Anleiheschuldnerin wird zusatzlich alle die Schuldverschreibungen betreffenden Mitteilungen an das Clearing System zur Weiterleitung an die Anleiheglaubiger ubermitteln.

(4) Eine Bekanntmachung gema(beta) vorstehend ss. 18(1) bis (3) gilt mit dem Tag als wirksam erfolgt, an dem die erste dieser Mitteilungen wirksam wird oder als wirksam geworden gilt.

                                     ss. 19
                                  (Verjahrung)

(1) Kapital. Die in ss. 801(1) Satz 1 BGB bestimmte Vorlegungsfrist wird fur die Schuldverschreibungen in Bezug auf Kapital auf zehn Jahre verkurzt.

(2) Zinsen. Die Vorlegungsfrist fur die Schuldverschreibungen in Bezug auf Zinsen betragt funf Jahre und beginnt mit dem Datum, an dem die jeweilige Zinszahlung erstmals fallig und zahlbar wird.

                                     ss. 20
                                 (Verschiedenes)

(1) Anwendbares Recht. Form und Inhalt der Schuldverschreibungen sowie samtliche sich aus diesen Anleihebedingungen ergebenden Rechte und Pflichten der Anleiheglaubiger und der Anleiheschuldnerin bestimmen sich in jeder Hinsicht nach deutschem Recht.

(2)   Erfullungsort. Erfullungsort ist Munchen, Bundesrepublik Deutschland.

(3)   Gerichtsstand. Ausschlie(beta)licher Gerichtsstand fur alle
      Rechtsstreitigkeiten aus den in diesen Anleihebedingungen geregelten Angelegenheiten ist, soweit gesetzlich zulassig, Munchen, Bundesrepublik Deutschland.

(4) Verzicht auf Einwendungen. Die Anleiheschuldnerin verzichtet unwiderruflich auf jede ihr gegenwartig oder spater zustehende Einwendung dagegen, dass die zustandigen Gerichte in Munchen (Amtsgericht oder Landgericht) als zu-standige Gerichte zur Entscheidung jeglicher Rechtsstreitigkeiten und zur Erledigung samtlicher Streitfalle bestimmt werden und erklart sich damit einverstanden, nicht zu behaupten, dass eines dieser Gerichte ein nicht geeigneter oder angemessener Gerichtsstand ware.

(5) Zustellungsbevollmachtigte. Fur etwaige Rechtsstreitigkeiten oder sonstige Verfahren vor deutschen Gerichten bestellt die Anleiheschuldnerin Infineon Technologies AG, am Campeon 1 - 12, 85579 Neubiberg, Bundesrepublik Deutschland, zum Zustellungsbevollmachtigten.

(6) Geltendmachung von Anspruchen. Jeder Anleiheglaubiger kann in Rechtsstreitigkeiten gegen die Anleiheschuldnerin oder die Garantin oder Rechtsstreitigkeiten, an denen der Anleiheglaubiger und die Anleiheschuldnerin und/oder Infineon Technologies AG beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen geltend machen unter Vorlage der folgenden Dokumente: (a) einer Bescheinigung seines Depotfuhrenden Kreditinstituts (wie unten definiert), die (i) den vollen Namen und die volle Anschrift des Anleiheglaubigers enthalt, (ii) den Gesamtnennbetrag der Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei diesem Depotfuhrenden Kreditinstitut bestehenden Wertpapierkonto dieses Anleiheglaubigers gutgeschrieben sind, und (iii) bestatigt, dass das Depotfuhrende Kreditinstitut dem Clearing System und der Zahlstelle eine schriftliche Mitteilung zugeleitet hat, die die Angaben gema(beta) (i) und (ii) enthalt und Bestatigungsvermerke des Clearing Systems sowie des jeweiligen Clearing System-Kontoinhabers tragt, sowie (b) einer von einem Vertretungsberechtigten des Clearing Systems oder der Zahlstelle beglaubigten Ablichtung der Globalurkunde. Im Sinne der vorstehenden Bestimmungen ist ,,Depotfuhrendes Kreditinsitut" ein Bank- oder sonstiges Finanzinstitut (einschlie(beta)lich Clearstream Banking AG) von allgemein anerkanntem Ansehen, das zum Betreiben des Wertpapier-Depotgeschafts berechtigt ist und bei dem der Anleiheglaubiger ein Wertpapierkonto in Bezug auf Schuldverschreibungen unterhalt.

                                     ss. 21
                                    (Sprache)

Diese Anleihebedingungen sind in deutscher Sprache abgefasst und mit einer Ubersetzung in die englische Sprache versehen. Der deutsche Wortlaut ist allein rechtsverbindlich. Die englische Ubersetzung dient nur der Information.